UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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[      ]      Soliciting Material Pursuant to § 240.14a-12

Pioneer Natural Resources Company
(Name of Registrant as Specified in Its Charter)
_____________________________________________________________
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PIONEER NATURAL RESOURCES COMPANY
5205 North O'Connor Boulevard
Suite 200
Irving, Texas 75039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Pioneer Natural Resources Company:

Notice is hereby given that the Annual Meeting of Stockholders of Pioneer Natural Resources Company (the "Company") will be held at 5205 North O’Connor Boulevard, Suite 250, Irving, Texas  75039, on Friday, May 14, 2010, at 9:00 a.m. Central Time (the "Annual Meeting").  The Annual Meeting is being held for the following purposes:

1.       To elect three Class I Directors, each for a term of three years.

2.       To ratify the selection of Ernst & Young LLP as the auditors of the Company for 2010.

3.       To consider a stockholder proposal, if properly presented at the meeting.

4.       To transact such other business as may properly come before the Annual Meeting.

These proposals are described in the accompanying proxy materials.  You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 18, 2010.

YOUR VOTE IS IMPORTANT

Please vote over the internet at www.continentalstock.com or by phone at 1-866-894-0537 promptly so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting.  Alternatively, if you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors

Mark H. Kleinman
Secretary

Irving, Texas
April 1, 2010

PIONEER NATURAL RESOURCES COMPANY
5205 North O'Connor Boulevard
Suite 200
Irving, Texas 75039

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of the Company requests your Proxy for the Annual Meeting of Stockholders that will be held Friday, May 14, 2010, at 9:00 a.m. Central Time, at 5205 North O’Connor Boulevard, Suite 250, Irving, Texas 75039.  By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting.  Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

If you attend the Annual Meeting, you may vote in person.  If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy.  You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the Proxy, or by signing and delivering to the Secretary of the Company a Proxy with a later date.  Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

As permitted under the rules of the Securities and Exchange Commission (the "SEC"), the Company is making this Proxy Statement and its Annual Report available to its stockholders electronically via the internet. The Company is sending on or about April 1, 2010, a Notice Regarding the Availability of Proxy Materials (the "Notice") to its stockholders of record as of the close of business on March 18, 2010, which Notice will include (i) instructions on how to access the Company's proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of the Company's proxy materials, (vi) any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and (vii) information about attending the Annual Meeting and voting in person.

Stockholders of Record and Beneficial Owners

Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record.  If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you by our agent. As a stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting.  If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card for the Annual Meeting.

Beneficial Owners.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and the Notice will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the Notice by mail from the stockholder of record should follow the instructions included in the Notice to view the proxy statement and transmit voting instructions.  If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card for the Annual Meeting.

QUORUM AND VOTING

Voting Stock.  The Company's common stock is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders.  Each share of common stock outstanding on the record date is entitled to one vote.

Record Date.  The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 18, 2010.  As of the record date, 115,788,270 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

Quorum and Adjournments.  The presence, in person or by Proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If a quorum is not present, the stockholders entitled to vote who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present.  At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Vote Required.  Directors will be elected by a plurality of the votes present and entitled to be voted at the Annual Meeting.  Ratification of the selection of the Company's auditors and approval of the stockholder proposal will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting.   An automated system that the Company's transfer agent administers will tabulate the votes.  Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners.  Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non-discretionary items absent instructions from the beneficial owner.  As a result of a change in the rules of the New York Stock Exchange (“NYSE”), beginning with this Annual Meeting, brokers will no longer have discretionary voting authority with respect to the election of directors.  For ratification of the selection of the Company’s auditors, brokers will have discretionary authority in the absence of timely instructions from their customers.  Brokers do not have discretionary voting authority with respect to the stockholder proposal.  Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting.  Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections.  For purposes of voting on the ratification of the selection of auditors and the stockholder proposal, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal, and, with respect to the stockholder proposal, broker non-votes will not be included in the number of shares voting and therefore will have no effect on the outcome of the voting.

Default Voting.  A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy.  If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR the election of the three persons named in this Proxy Statement as the Board of Directors' nominees for election as Class I Directors.

•	FOR the ratification of the selection of Ernst & Young LLP as the Company's auditors for 2010.

•	ABSTAIN with respect to the stockholder proposal.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy.  The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

PARTICIPANTS IN THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

Participants in the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the "401(k) Plan") who have shares of common stock credited to their plan account as of the record date will have the right to direct the 401(k) Plan trustee regarding how to vote those shares.  The trustee will vote the shares in a participant's 401(k) Plan account in accordance with the participant's instructions or, if no instructions are received prior to May 11, 2010, the shares credited to that participant's account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions.  Information as to how participants voted the shares credited to their 401(k) Plan account will not be disclosed to the Company.

If a participant holds common stock outside of the 401(k) Plan, the participant will need to vote such shares separately.

ITEM ONE

ELECTION OF DIRECTORS

The Board of Directors has nominated the following individuals for election as Class I Directors of the Company to serve for a three year term to expire in 2013 and until either they are reelected or their successors are elected and qualified:

Andrew D. Lundquist
Charles E. Ramsey, Jr.
Frank A. Risch

Messrs. Lundquist, Ramsey and Risch are currently serving as Directors of the Company. Their biographical information is contained in the “Directors and Executive Officers” section below.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected.  If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in "Item One - Election of Directors" above, the Board of Directors of the Company will be, and the executive officers of the Company are:

Name	Age	Position

Scott D. Sheffield	57	Chairman of the Board of Directors and Chief Executive Officer
Thomas D. Arthur	65	Director
Edison C. Buchanan	55	Director
Andrew F. Cates	39	Director
R. Hartwell Gardner	75	Director
Andrew D. Lundquist	49	Director
Charles E. Ramsey, Jr.	73	Director
Scott J. Reiman	45	Director
Frank A. Risch	67	Director
Jim A. Watson	71	Director
Timothy L. Dove	53	President and Chief Operating Officer
Mark S. Berg	51	Executive Vice President and General Counsel
Chris J. Cheatwood	49	Executive Vice President, Business Development and Technology
Richard P. Dealy	44	Executive Vice President and Chief Financial Officer
William F. Hannes	50	Executive Vice President, South Texas Operations
Danny L. Kellum	55	Executive Vice President, Permian Operations
David McManus	56	Executive Vice President, International Operations
Jay P. Still	48	Executive Vice President, Domestic Operations
Frank W. Hall	59	Vice President and Chief Accounting Officer

The Company has classified its Board of Directors into three classes.  Directors in each class are elected to serve for three-year terms and until either they are reelected or their successors are elected and qualified.  Each year, the directors of one class stand for reelection as their terms of office expire.  Messrs. Buchanan, Gardner and Watson are designated as Class II Directors, and their terms of office expire in 2011. Messrs. Arthur, Cates, Reiman and Sheffield are designated as Class III Directors, and their terms of office expire in 2012.

Set forth below is biographical information about each of the Company's Directors and nominees for Director. In nominating Messrs. Arthur, Cates, and Reiman for election at the Company’s 2009 Annual Meeting of Stockholders, the Board was acting pursuant to a letter agreement the Company entered into with Southeastern Asset Management, Inc. (“Southeastern”), the Company’s largest stockholder, in March 2009. Pursuant to that agreement, the Company agreed to reduce its Board of Directors from eleven members to ten, to consist of seven then-serving Board members and three persons to be recommended by Southeastern. Messrs. Arthur, Cates and Reiman were the three nominees recommended by Southeastern. Southeastern agreed to, and agreed to cause each of its affiliates to, cause all shares of common stock reported as beneficially owned by Southeastern and its affiliates to be voted at the 2009 Annual Meeting for the election of the individuals nominated by the Board of Directors as Class III Directors. Under the terms of the agreement, the Company agreed to nominate the persons recommended by Southeastern as long as those persons (i) were qualified to serve as a member of the Board under the Company’s corporate governance policies and applicable legal, regulatory and stock market requirements, (ii) met the independence requirements of the NYSE, unless otherwise waived by the Company, and (iii) were otherwise acceptable to the Board, with the determination of acceptability not to be unreasonably withheld. In reviewing the nominations of Messrs. Arthur, Cates, and Reiman for election at the Company’s 2009 Annual Meeting, the Board determined that they met the qualification and independence requirements for service on the Board.

Scott D. Sheffield.  Mr. Sheffield, a distinguished graduate of The University of Texas with a Bachelor of Science degree in Petroleum Engineering, has held the position of Chief Executive Officer for the Company since August 1997 and assumed the position of Chairman of the Board of Directors for the Company in

August 1999.  Mr. Sheffield was elected Chief Executive Officer and Director of Pioneer Natural Resources GP LLC (“Pioneer GP”), the general partner of Pioneer Southwest Energy Partners L.P., a 61 percent-owned subsidiary of the Company (“Pioneer Southwest”), in June 2007 and Chairman of the Board of Pioneer GP in May 2008.  He was President of the Company from August 1997 to November 2004.  He was the Chairman of the Board of Directors and Chief Executive Officer of Parker & Parsley Petroleum Company, a predecessor of the Company ("Parker & Parsley"), from October 1990 until the Company was formed in August 1997.  Mr. Sheffield joined Parker & Parsley Development Company ("PPDC"), a predecessor of Parker & Parsley, as a petroleum engineer in 1979.  Mr. Sheffield served as Vice President - Engineering of PPDC from September 1981 until April 1985, when he was elected President and a Director. In March 1989, Mr. Sheffield was elected Chairman of the Board of Directors and Chief Executive Officer of PPDC.  Before joining PPDC, Mr. Sheffield was employed as a production and reservoir engineer for Amoco Production Company. The Board believes that Mr. Sheffield is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his role as Chief Executive Officer of the Company, his educational background and work experience in petroleum engineering, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, and his extensive knowledge of the energy industry.

Thomas D. Arthur.  Mr. Arthur became a Director of the Company in June 2009.  A nominee of Southeastern, Mr. Arthur received his undergraduate degree from the University of North Carolina at Chapel Hill in 1966, and a Master of Business Administration from East Carolina University in 1971.  From 1966 to 1969, he served in the U.S. Army as an infantry lieutenant.  From 1971 until 1974, Mr. Arthur was Vice President of a Florida based investment banking firm.  He joined Havatampa Corporation in Tampa, Florida in 1974 as Chief Financial Officer, and then later served as Chief Operating Officer.  In 1978, the cigar manufacturing business of Havatampa Corporation was purchased by Havatampa Incorporated, of which Mr. Arthur was President, Chief Executive Officer and majority shareholder until its sale in 1997.  Since 1998, he has been engaged in private investments.  He serves on the boards of numerous community organizations. As described above, Mr. Arthur was elected to the Board of Directors in 2009 for a three-year term pursuant to the letter agreement with Southeastern. In reviewing Southeastern’s recommendation of Mr. Arthur in 2009, the Board concluded, and currently believes, that his prior senior executive experience qualifies him to serve on the Board of Directors.

Edison C. Buchanan.  Mr. Buchanan received a Bachelor of Science degree in Civil Engineering from Tulane University in 1977 and a Master of Business Administration in Finance and International Business from Columbia University Graduate School of Business in 1981.  From 1981 to 1997, Mr. Buchanan was a Managing Director of various groups in the Investment Banking Division of Dean Witter Reynolds in their New York and Dallas offices.  In 1997, Mr. Buchanan joined Morgan Stanley Dean Witter as a Managing Director in the Real Estate Investment Banking group.  In 2000, Mr. Buchanan became Managing Director and head of the domestic Real Estate Investment Banking Group of Credit Suisse First Boston.  Mr. Buchanan became a Director of the Company in 2002.  Since 2004, Mr. Buchanan has also served on the Board of Directors of MFA Financial, Inc. The Board believes that Mr. Buchanan is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his financial education, his extensive experience of over twenty years in investment banking, and his management experience as a senior executive with a large institution.

Andrew F. Cates.  Mr. Cates became a Director of the Company in June 2009. A nominee of Southeastern, Mr. Cates earned a Bachelor of Business Administration in Finance at the University of Texas at Austin.  Mr. Cates founded RVC USA, LP, a developer and operator of outdoor resorts, and he is the President of its corporate general partner, RVC USA Management, LLC, which he owns and operates.  He is also the Managing Member of Value Acquisition Fund, an acquisition, development, and asset management company founded by him in 2004.  Mr. Cates has acquired and asset managed commercial real estate throughout the southeastern United States within various entities.  In 1993, Mr. Cates began his real estate career in Dallas, Texas, where he worked as an Analyst at Trammell Crow Company Capital Markets Group, and in 1995, he became an Associate for Crow Family Holdings.  Mr. Cates currently serves on numerous civic and charitable boards.   As described above, Mr. Cates was elected to the Board of Directors in 2009 for a three-year term pursuant to the letter agreement with Southeastern. In reviewing Southeastern’s recommendation of Mr. Cates in 2009, the Board, while noting that he is the brother of the President of Southeastern, concluded, and currently believes, that his senior executive experience and experience in business operations and asset management, as well as evaluating investments, qualifies him to serve on the Board of Directors.

R. Hartwell Gardner.  Mr. Gardner became a Director of the Company in August 1997. He served as a Director of Parker & Parsley from November 1995 until August 1997.  Mr. Gardner graduated from Colgate University with a Bachelor of Arts degree in Economics and then earned a Master of Business Administration from Harvard University. Until October 1995, Mr. Gardner was the Treasurer of Mobil Oil Corporation and Mobil Corporation from 1974 and 1976, respectively.  Mr. Gardner is a member of Financial Executives International where he served as Chairman in 1986 and 1987 and is a Director and Chairman of the Investment Committee of Oil Investment Corporation Ltd. and Oil Casualty Investment Corporation Ltd. in Hamilton, Bermuda. The Board believes that Mr. Gardner is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his graduate education, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, and his knowledge of accounting and finance and management experience developed as an executive of a major integrated oil company.

Andrew D. Lundquist. Mr. Lundquist received a Bachelor of Science degree in Business Administration (Finance) from the University of Alaska and a Juris Doctorate from Catholic University Columbus School of Law.  He joined the Company's Board of Directors in September 2004, in accordance with the terms of the Company's merger with Evergreen Resources, Inc. after having served as an independent director on the Board of Directors of Evergreen Resources, Inc. since November 2002.  During 2001, Mr. Lundquist served as the Director of The White House National Energy Policy Development Group, which directed the cabinet-level task force created by the President and headed by the Vice President that produced the President's National Energy Policy. At that same time, he also served as Senior Advisor to the President and Vice President on energy issues.  Mr. Lundquist was the Majority Staff Director of the U.S. Senate Energy and Natural Resources Committee from 1998 to 2001.  Since March 2002, Mr. Lundquist has served as the Managing Partner of BlueWater Strategies LLC, a Washington, D.C.-based consulting firm that provides analytic and strategic advice to senior executives of corporations.  Mr. Lundquist also serves as Director of Coeur d'Alene Mines Corporation, a company engaged in the operation, ownership, development and exploration of silver and gold mining property. The Board believes that Mr. Lundquist is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his education in the law, and his experience in federal government service and in the provision of government relations advice, including over 20 years as an advisor on energy policy issues.

Charles E. Ramsey, Jr.  Mr. Ramsey is a graduate of the Colorado School of Mines with a Petroleum Engineering degree and a graduate of the Smaller Company Management program at the Harvard Graduate School of Business Administration.  Mr. Ramsey has served as a Director of the Company since August 1997. Mr. Ramsey served as a Director of Parker & Parsley from October 1991 until August 1997.  From June 1958 until June 1986, Mr. Ramsey held various engineering and management positions in the oil and gas industry and, for six years before October 1991, was a Senior Vice President in the Corporate Finance Department of Dean Witter Reynolds Inc. in its Dallas, Texas office.  His industry experience includes 12 years of senior management experience with May Petroleum Inc. in the positions of President, Chief Executive Officer and Executive Vice President.  Mr. Ramsey is also a former director of MBank Dallas, the Dallas Petroleum Club and Lear Petroleum Corporation. The Board believes that Mr. Ramsey is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his educational background in petroleum engineering and advanced degree in management, his deep knowledge of the Company resulting from his long tenure with the Company and its predecessor, his financial experience in the investment banking industry and his extensive knowledge of the energy industry through education as well as a career of over twenty-five years in operational and executive positions with oil and gas companies.

Scott J. Reiman.  Mr. Reiman became a Director of the Company in June 2009. A nominee of Southeastern, Mr. Reiman graduated from the University of Denver in 1987 with a Bachelor of Science in Business Administration in Finance.  Mr. Reiman is the founder of Hexagon Investments, a private investment company, and has served as President since 1992.  Mr. Reiman has been a member of the Board of Trustees at the University of Denver since 1999 and chairs its Investment Committee.  Mr. Reiman also serves on many other civic boards of directors and is currently a member of the Mayor's Financial Management Task Force for the City of Denver. As described above, Mr. Reiman was elected to the Board of Directors in 2009 for a three-year term pursuant to the letter agreement with Southeastern. In reviewing Southeastern’s recommendation of Mr. Reiman in 2009, the Board concluded, and currently believes, that his experience founding his own investment company and analyzing investments qualifies him to serve on the Board of Directors.

Frank A. Risch.  Mr. Risch holds a Bachelor of Science degree in Business Administration from Pennsylvania State University and a Master of Science degree in industrial administration from Carnegie Mellon University.  Mr. Risch joined Exxon Corporation in 1966 as a financial analyst in New York and subsequently held various positions in finance, planning, marketing and general management with Exxon and its operating affiliates in the U.S. and abroad for nearly 38 years.  Mr. Risch retired in 2004 as Vice President and Treasurer (and Principal Financial Officer) of Exxon Mobil Corporation.  He was appointed to the Company's Board of Directors in August 2005.  He is a member of the Business Board of Advisors of the Tepper School of Business at Carnegie Mellon University.  He is active in civic and community organizations, serving as Chairman of the Board of the Dallas Theater Center and as a member of the Boards of the Communities Foundation of Texas, the Dallas Center for the Performing Arts and Dallas CASA (Court Appointed Special Advocates).  He is a member of the Financial Executives International, the World Affairs Council of Greater Dallas and the Dallas Committee on Foreign Relations. The Board believes that Mr. Risch is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his extensive experience as an employee and executive in the oil and gas industry for almost 40 years, including his role, at the time of his retirement, as principal financial officer of Exxon Mobil Corporation.

Jim A. Watson. Mr. Watson became a Director of the Company in September 2004.  He earned a Bachelor of Arts degree from The University of Texas in 1962 and graduated, with honors, from The University of Texas School of Law in 1964.  Mr. Watson has served as Senior Counsel for the law firm of Carrington, Coleman, Sloman, & Blumenthal, L.L.P. in Dallas, Texas since June 2003.  Before then, he was a partner at the law firm of Vinson & Elkins L.L.P. in Dallas, Texas.  From 1987 to 1995, he held the position of Adjunct Professor at The University of Texas School of Law and from 2000 to 2004, Mr. Watson was Chairman of the Advisory Board of the Clement Center for Southwestern Studies at Southern Methodist University.  Since 1989, Mr. Watson has been included in The Best Lawyers in America.  The Board believes that Mr. Watson is qualified to serve on the Company’s Board of Directors based on his experience and education, as summarized above, and particularly, his education in the law, and his extensive experience of over 40 years as a corporate attorney.

Set forth below is biographical information about each of the Company’s executive officers, other than Mr. Sheffield.  All of the Company’s executive officers serve at the discretion of the Board of Directors.

Timothy L. Dove.  Mr. Dove was elected the Company’s President and Chief Operating Officer in November 2004.  Mr. Dove was also elected President and Chief Operating Officer of Pioneer GP in June 2007.  Mr. Dove held the positions for the Company of Executive Vice President and Chief Financial Officer from February 2000 to November 2004 and Executive Vice President - Business Development from August 1997 to January 2000.  Mr. Dove joined Parker & Parsley in May 1994 as Vice President - International and was promoted to Senior Vice President - Business Development in October 1996, in which position he served until August 1997.  Before joining Parker & Parsley, Mr. Dove was employed with Diamond Shamrock Corp., and its successor, Maxus Energy Corp., in various capacities in international exploration and production, marketing, refining, and planning and development.  Mr. Dove earned a Bachelor of Science degree in Mechanical Engineering from Massachusetts Institute of Technology in 1979 and received his Master of Business Administration in 1981 from the University of Chicago.

Mark S. Berg. Mr. Berg was elected the Company’s Executive Vice President and General Counsel when he joined the Company in April 2005.  Mr. Berg was also elected Executive Vice President, General Counsel and Assistant Secretary of Pioneer GP in June 2007.  Prior to joining the Company, Mr. Berg served as Executive Vice President, General Counsel and Secretary of American General Corporation, a Fortune 200 diversified financial services company, from 1997 through 2002.  Subsequent to the sale of American General to American International Group, Inc., Mr. Berg joined Hanover Compressor Company as Senior Vice President, General Counsel and Secretary.  He served in that capacity from May 2002 through April 2004.  Mr. Berg began his career in 1983 with the Houston-based law firm of Vinson & Elkins L.L.P.  He was a partner with the firm from 1990 through 1997.  Mr. Berg graduated Magna Cum Laude and Phi Beta Kappa with a Bachelor of Arts degree from Tulane University in 1980.  He earned his Juris Doctorate with honors from The University of Texas Law School in 1983.

Chris J. Cheatwood.  Mr. Cheatwood was elected the Company’s Executive Vice President, Business Development and Technology in February of 2010. Mr. Cheatwood also serves as Executive Vice President, Business Development and Technology of Pioneer GP.  Mr. Cheatwood had previously served the Company as Executive Vice President, Geoscience since November 2007, as Executive Vice President - Worldwide Exploration from January 2002 until November 2007, as Senior Vice President - Exploration from December 2000 to January 2002, and as Vice President - Domestic Exploration from July 1998 to December 2000.  Before joining the Company, Mr. Cheatwood spent ten years with Exxon Corporation.  Mr. Cheatwood is a graduate of the University of Oklahoma with a Bachelor of Science degree in Geology and earned his Master of Science degree in Geology from the University of Tulsa.

Richard P. Dealy. Mr. Dealy was elected the Company’s Executive Vice President and Chief Financial Officer in November 2004.  Mr. Dealy was also elected Executive Vice President, Chief Financial Officer, Treasurer and Director of Pioneer GP in June 2007.  Mr. Dealy held positions for the Company as Vice President and Chief Accounting Officer from February 1998 to November 2004, and Vice President and Controller from August 1997 to January 1998.  Mr. Dealy joined Parker & Parsley in July 1992 and was promoted to Vice President and Controller in 1995, in which position he served until August 1997.  He is a Certified Public Accountant, and before joining Parker & Parsley, he was employed by KPMG LLP.  Mr. Dealy graduated with honors from Eastern New Mexico University with a Bachelor of Business Administration degree in Accounting and Finance.

William F. Hannes.  Mr. Hannes was elected the Company’s Executive Vice President - South Texas Operations in February 2010.  Mr. Hannes had previously served the Company as Executive Vice President - Business Development since December 2007, and Executive Vice President - Worldwide Business Development from November 2005 to December 2007.  Mr. Hannes joined Parker & Parsley in July 1997 as Director of Business Development, and continued to serve the Company in this capacity after the Company's formation in August 1997 until he was promoted to Vice President – Engineering and Development in June 2001, which position he held until November 2005.  Prior to joining Parker & Parsley, Mr. Hannes held engineering positions with Mobil and Superior Oil.  He graduated from Texas A&M University in 1981 with a Bachelor of Science degree in Petroleum Engineering.

Danny L. Kellum.  Mr. Kellum, who received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1979, was elected the Company’s Executive Vice President - Permian Operations in February 2010.  Mr. Kellum also serves as a director and Executive Vice President, Permian Operations of Pioneer GP. Mr. Kellum had previously served the Company as Executive Vice President - Domestic Operations since May 2000, and as Vice President - Domestic Operations from January 2000 until May 2000, and Vice President - Permian Division from August 1997 until December 1999. Mr. Kellum joined Parker & Parsley as an operations engineer in 1981 after a brief career with Mobil Oil Corporation, and his service with Parker & Parsley included serving as Spraberry District Manager from 1989 until 1994 and as Vice President of the Spraberry and Permian Division until August 1997.

David McManus. Mr. McManus was elected the Company’s Executive Vice President, International Operations in November 2007.  In January 2005, Mr. McManus joined the Company as Vice President, International Operations and continued to serve in that capacity until November 2007.  Prior to joining the Company, Mr. McManus was Executive Vice President with the BG Group where he was responsible for developing technical and commercial capabilities and directing assets in the Eastern Hemisphere from April 2000 to October 2004. He also served as President of ARCO Europe from June 1994 to April 2000.  Prior to that, Mr. McManus held senior positions with LASMO, Ultramar, Shell and Fluor.  Since 2004, Mr. McManus has also served on the Board of Directors for Cape PLC as the Chairman and a member of the Compensation Committee.  Mr. McManus graduated from Heriott-Watt University in Edinburgh, Scotland, with a degree in civil engineering.

Jay P. Still.  Mr. Still was elected the Company’s Executive Vice President - Domestic Operations in November 2007. Prior to that time, Mr. Still held the positions of Executive Vice President, Western Division from November 2005, Vice President, Western Division from September 2004 to November 2005, Vice President, Gulf of Mexico from July 2001 to September 2004 and Vice President of Operations for a former subsidiary of the Company located in Argentina from November 1997 to July 2001.  Mr. Still joined Parker & Parsley in January 1995 as Director of Engineering Development and continued to serve the Company in this capacity after the Company's formation in August 1997.  Prior to joining Parker & Parsley, Mr. Still spent ten years with Mobil in various drilling, operations and reservoir engineering assignments focusing on the Gulf of Mexico before moving into international business development activities.  Mr. Still earned his Masters in Business Administration at Loyola University and a Bachelor of Science in Mechanical Engineering from Texas A&M University.

Frank W. Hall.  Mr. Hall was elected the Company’s Vice President and Chief Accounting Officer in May 2008.  Mr. Hall was also elected Vice President and Chief Accounting Officer of Pioneer GP in May 2008.  Prior to that time, Mr. Hall held the positions for the Company of Corporate Controller from March 2007, Assistant Controller from January 2005 to March 2007 and Manager of Financial Reporting from September 1998 to January 2005.  From 1989 to 1998, Mr. Hall was an employee of Oryx Energy Company, where he held Senior Financial Analyst positions in Financial Planning and Financial Reporting.  He was a partner in the certified public accounting firm of Hall, Brock & Co. from 1983 to 1989; the Controller of Riddle Oil Company from 1980 to 1983; and a member of the audit staff of Touche Ross & Co. from 1977 to 1980.  Mr. Hall graduated with highest honors from the University of Dallas with a Master of Business Administration in Corporate Finance and graduated from the University of Texas at San Antonio with a Bachelor of Business Administration, where he majored in accounting and business management.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors of the Company held fourteen meetings during 2009, and its independent directors met in executive session four times during 2009.  During 2009, each of the directors attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served.

The Board of Directors has three standing committees: the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee.

Audit Committee.  Information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" included herein and also in the "Audit Committee Charter" that is posted on the Company's website at www.pxd.com.  The members of the Audit Committee are Messrs. Gardner (Chairman), Arthur, Risch, and Watson.  The Audit Committee held twelve meetings during 2009.

Compensation and Management Development Committee.  Responsibilities of the Compensation and Management Development Committee (the "Compensation Committee"), which are discussed in detail in its charter that is posted on the Company's website at www.pxd.com, include among other duties, the responsibility to:

•	periodically review the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company,
•	approve the annual salaries, bonuses and share-based awards paid to the Company's executive officers,
•	periodically review and recommend to the full Board of Directors total compensation for each non-employee director for services as a member of the Board of Directors and its committees,
•	administer the Company's equity plans, and
•	oversee the Company's succession planning.

The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate.  Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board of Directors, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Vice President, Administration and Risk Management of the Company, or such other officer as may from time to time be designated by the Compensation Committee, acts as the management liaison to the Compensation Committee and works with the Compensation Committee chairperson to prepare an agenda for regularly scheduled meetings.  The Compensation Committee chairperson makes the final decision regarding the agenda for regularly scheduled meetings and develops the agenda for special meetings based on the information supplied by the persons requesting the special meeting.  The Company's Chief Executive Officer (the "CEO") makes recommendations to the Compensation Committee regarding the compensation of other executive officers and provides information to the Compensation Committee regarding the executive officers' performance; however, the Compensation Committee makes all final decisions regarding the executive officers' compensation.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation.  The Compensation Committee has sole authority to approve the consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants.  During 2009, the Compensation Committee engaged the services of Hewitt Associates ("Hewitt").  The terms of Hewitt’s engagement are set forth in an engagement agreement that provides, among other things, that Hewitt is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee.  Among the services Hewitt was asked to perform were apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of compensation; providing an evaluation of the competitiveness of the Company's executive compensation and benefits programs; assessing the relationship between executive pay and performance; advising on the design of the Company's incentive compensation programs, including metric selection and target setting and the design and administration of the Company's performance unit award program; advising the Compensation Committee on director compensation; and providing such additional reports and analyses as requested by the Compensation Committee from time to time.  Hewitt does not provide any other services to the Company.

The members of the Compensation Committee are Messrs. Buchanan (Chairman), Cates, Lundquist, Ramsey and Reiman.  The Compensation Committee held eight meetings during 2009.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee assists the Board of Directors in evaluating potential new members of the Board of Directors,

recommending committee members and structure, and advising the Board of Directors about corporate governance practices.  Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the "Corporate Governance" section included herein and also in the "Nominating and Corporate Governance Committee Charter" that is posted on the Company's website at www.pxd.com.  The members of the Nominating and Corporate Governance Committee include all non-employee directors.  The Nominating and Corporate Governance Committee held four meetings during 2009.

COMPENSATION

Compensation of Directors

2009 DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to non-employee directors during 2009, including directors who ceased to serve on the Board effective with the 2009 Annual Meeting:

Name (a)	Fees Earned or Paid in Cash (1) ($) (b)	Stock Awards (2) (3) and (4) ($) (c)	All Other Compensation (5) ($) (g)	Total ($) (h)
Thomas D. Arthur (6)	$56	$337,444	$-	$337,500
James R. Baroffio (7)	$238,125	$-	$-	$238,125
Edison C. Buchanan	$33	$182,467	$1,941	$184,441
Andrew F. Cates (6)	$54	$329,946	$-	$330,000
R. Hartwell Gardner	$75,012	$119,988	$588	$195,588
Linda K. Lawson (7)	$238,125	$-	$-	$238,125
Andrew D. Lundquist	$30,032	$179,968	$-	$210,000
Charles E. Ramsey, Jr.	$75,012	$119,988	$-	$195,000
Scott J. Reiman (6)	$15,044	$299,956	$-	$315,000
Frank A. Risch	$67,512	$119,988	$-	$187,500
Mark S. Sexton (7)	$225,000	$-	$-	$225,000
Robert A. Solberg (7)	$204,375	$-	$-	$204,375
Jim A. Watson	$67,512	$119,988	$-	$187,500
___________
(1)
For the 2009-2010 director year equity awards, the non-employee directors could choose to be compensated for their annual directors' fees in (i) 100 percent cash, (ii) 100 percent restricted stock units or (iii) a 50/50 combination thereof.  Amounts in this column represent fees elected to be received in cash for services as a director during 2009, and, for directors electing to receive fees in restricted stock units during 2009, any cash they received in lieu of fractional restricted stock units.

(2)
Stock awards represent the aggregate grant date fair value attributable to restricted stock unit awards granted in 2009 determined in accordance with Financial Accounting Standards Board of Accounting Standards Codification Topic 718 ("FASB ASC 718").  The Company valued its restricted stock unit awards based on the market-quoted closing price of   the Company's common stock on the last business day prior to the grant date of the awards.  Additional detail regarding the Company's share-based awards is included in Note H of Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

(3)
Aggregate director stock awards for which restrictions had not lapsed as of December 31, 2009, totaled (i) 11,180 shares for Mr. Arthur; (ii) 6,717 shares for Mr. Buchanan; (iii) 11,042 shares for Mr. Cates; (iv) 5,521 shares for Mr. Lundquist; (v) 10,490 shares for Mr. Reiman; and (vi) 4,417 shares each for  Messrs. Gardner,  Ramsey, Risch and Watson.  In accordance with director elections, shares for which vesting services had been performed but for which share issuance has been deferred as of December 31, 2009 totaled (i) 11,914 shares for Mr. Buchanan; (ii) 6,501 shares for Mr. Gardner; (iii) 8,184 shares for Mr. Lundquist; and (iv) 1,755 shares for Mr. Ramsey.

(4)	The Company did not issue to the directors any options to purchase the Company's common stock during 2009, and the directors did not hold unexercised stock options as of December 31, 2009.

(5)	All other compensation includes travel and entertainment costs of directors' spouses.
(6)	Messrs. Arthur, Cates and Reiman joined the Board in June 2009.
(7)
Messrs. Baroffio,  Sexton and Solberg and Mrs. Lawson ceased to serve as members of the Board in June 2009 and upon their separation, each received a payment in cash equal to the value of one year’s annual fees and equity awards.  Accordingly, Messrs. Baroffio, and Solberg and Mrs. Lawson each received $187,500, and Mr. Sexton received $180,000, which are included in the amounts reported in column (b).

For the 2009-2010 director year, which runs from the annual meeting in 2009 to the Annual Meeting, the elements of compensation for the Company's non-employee directors are as follows:

•	Each non-employee director receives an annual base retainer fee of $50,000 and an annual fee of $10,000 for service on one or more committees.
•	Each non-employee director receives an annual equity award of $120,000 in restricted stock units, which vests one year following the date of the award.
•	Audit Committee members receive an additional $7,500 annual fee.
•	The lead director receives an additional $15,000 annual fee.
•	The chairman of the Audit Committee receives an additional $7,500 annual fee.
•	The chairman of the Compensation Committee receives an additional $2,500 annual fee.

For the 2009-2010 director year equity awards, the non-employee directors could choose to be compensated for their annual directors' fees in (i) 100 percent cash, (ii) 100 percent restricted stock units or (iii) a 50/50 combination thereof.  The restricted stock units received in payment of annual directors' fees vest quarterly on a pro rata basis during the director year.  The price used to calculate the number of restricted stock units granted with respect to both the annual equity award and any fees that a director chose to receive in restricted stock units was based on an average of the closing stock prices over the 30 trading days prior to the date of the annual meeting of stockholders.

Non-employee directors may elect to defer settlement of their restricted stock units until the earlier to occur of their death, a change in control or as soon as administratively feasible following a date certain or the one-year anniversary of their retirement, resignation, or removal from the Board of Directors.

Messrs. Arthur, Cates and Reiman received $150,000 in restricted stock units in connection with their initial election to the Board of Directors.  These restricted stock units  are subject to vesting and transfer restrictions that lapse with respect to one-third of the shares each year following the grant over a three-year period.  Retirement before the third anniversary of the grant results in pro rata vesting based on the number of quarterly meetings remaining in the three-year vesting period.

The vesting of ownership and the lapse of transfer restrictions on restricted stock units to non-employee directors is accelerated in the event of the death or disability of the director or a change in control of the Company.

Additionally, each non-employee director is provided information technology support by the Company and is also reimbursed for travel expenses to attend meetings of the Board of Directors or its committees, travel and entertainment expenses for each director's spouse who is invited to accompany directors to meetings of the Board of Directors, director education, seminars and trade publications.  No additional fees are paid for attendance at Board of Directors or committee meetings. The Company's CEO does not receive additional compensation for serving on the Board of Directors.

Effective with the 2010-2011 director year, which will begin with the Annual Meeting, the Board of Directors approved changes to the compensation program for the Company's non-employee directors. The elements of the revised compensation program are as follows:

•	Each non-employee director will receive an annual retainer of $250,000, all of which will be payable in the form of restricted stock units.

•
The lead director and the chairman of the Audit Committee and the Compensation Committee each will receive an additional annual retainer of $15,000, all of which will be payable in the form of restricted stock units.

All of the restricted stock units received in payment of directors' fees will vest quarterly on a pro rata basis during the director year, and the price that will be used to calculate the number of restricted stock units granted will be based on an average of the closing stock prices over the 30 trading days prior to the date of the annual meeting of stockholders.

Stock Ownership Guidelines for Directors

To support the Company's commitment to significant stock ownership, the Company has established an ownership guideline that non-employee directors own stock with a value equal to at least $500,000.  The non-employee directors have three years after joining the Board of Directors to meet this guideline.  In evaluating compliance by directors with the stock ownership guidelines, the Compensation Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual's holdings.  All non-employee directors are in compliance with this ownership guideline.

Compensation of Executive Officers

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The purpose of this Compensation Discussion and Analysis is to explain the Compensation Committee’s philosophy for determining the compensation program for its CEO, Chief Financial Officer and the three other most highly compensated executive officers for 2009 (the "NEOs”) and to discuss why and how the 2009 compensation package for these executives was implemented.  Following this discussion are tables that include compensation information for the NEOs.  The NEOs for 2009 are as follows:

•	Scott D. Sheffield, Chairman of the Board of Directors and Chief Executive Officer;
•	Timothy L. Dove, President and Chief Operating Officer;
•	Mark S. Berg, Executive Vice President and General Counsel;
•	Richard P. Dealy, Executive Vice President and Chief Financial Officer; and
•	Chris J. Cheatwood, Executive Vice President, Business Development and Technology.

Philosophy

The Company’s executive compensation program is designed to provide a total compensation package with performance-driven elements that allows the Company to attract, retain and motivate its executives to achieve optimal results for the Company and its stockholders.  The Compensation Committee strives to create the proper balance between long-term and short-term goals while ensuring a proper level of risk in achieving goals. There are three main components of this compensation program:

•	Base salary, which is a stable and fixed amount near the median level as compared to the Company’s peers;
•	Annual cash bonus incentive target levels near the median level as compared to the Company’s peers; and
•	Long-term incentive awards valued at or near the median level as compared to the Company’s peers.

As an executive’s leadership role expands, the scope, duties and responsibilities of the executive’s position increases. As this occurs, the Compensation Committee believes a greater portion of total compensation should be performance-driven and have a longer-term emphasis, and base salary should be a relative smaller portion of total compensation. This structure supports the Compensation Committee’s belief that the majority of the executive’s compensation should be driven by the performance of the Company.  If the Company performs above expectations, the executive’s total annual cash bonus incentive payouts and realized value from long-term incentive awards will be above median levels, and if the performance is poor, that performance related compensation will be below median.

Regarding the annual cash bonus incentive, the Compensation Committee believes:

•
Payout should be determined by a subjective evaluation of the Company’s performance, rather than by formulas, with consideration given to the Company’s performance against certain pre-established target goals and stretch goals;

•
The performance goals should be a group of internal operational and financial goals that support the Company’s business plan for that particular year, and the goals need not be weighted in a formulaic way, but evaluated in light of industry conditions during that year;

•
The executive group is held responsible as a team in the Committee’s determination of bonus payouts.  Individual executives may receive bonus payments above the team level if an individual’s contribution adds significant value or below if performance does not meet expectations, but the primary emphasis is team performance; and

•	Bonus payouts within the oil and gas industry should be considered to confirm that the approved bonus payout levels are competitive relative to the Company’s performance.

Regarding long-term incentive plan awards, the Compensation Committee believes:

•	Long-term incentive awards are critical to the Company’s ability to attract, motivate and retain the Company’s key executives;
•
These awards, with a significant but appropriate risk element so that the  compensation realized largely depends on Company performance after the grant date, should make-up the majority of an executive’s total compensation;

•	The award values should be targeted at or near the median level compared to peer positions similar to the executive’s position with consideration given to tenure, experience and internal equity;
•
Stock ownership requirements, three year cliff vesting and the majority of an executive’s compensation paid in stock motivate the executive to provide a focus on long-term results and effectively align the interests of executives and stockholders; and

•
Providing long-term incentive awards in a combination of restricted stock, stock options and performance units encourages executives to take the proper level of risk in developing and executing the Company’s business plan with a true long-term focus.

The Compensation Committee takes a conservative approach in providing perquisites and retirement benefits, limiting perquisites to benefits that also provide both a direct and indirect benefit to the Company, and limiting the Company’s retirement obligations to defined contribution-type plans so that future retirement liabilities are known and funding issues are avoided.

Role of the Compensation and Management Development Committee.  As a part of its oversight of the Company's executive compensation program, the Compensation Committee:

•	Administers the Company's executive compensation program;
•	Establishes the Company's overall compensation philosophy and strategy; and
•	Ensures the NEOs are rewarded appropriately in light of the guiding principles as described in the sections above.

In discharging its duties, the Compensation Committee:

•	Determines the individual elements of the CEO’s total compensation and benefits;
•	Approves specific annual corporate goals and objectives relative to the CEO’s compensation; and

•	Reviews the CEO’s performance in meeting these corporate goals and objectives.

Prior to finalizing compensation for the CEO, the Compensation Committee reviews its intentions with the other independent directors of the Company and receives their input.

The CEO makes recommendations to the Compensation Committee regarding the compensation of the other NEOs, and provides information to the Committee regarding their performance. After considering the recommendations of the directors and the CEO, however, the Committee makes all final decisions regarding the NEOs' compensation.

The Compensation Committee utilizes tally sheets to review each NEO's total compensation and potential payouts in the event of a change in control and for various terminating events, including the NEO’s potential “walk-away” benefits, to determine if the compensation plan design is meeting the Committee's objectives of providing fair compensation and effective retention.

A further description of the duties and responsibilities of the Compensation Committee can be found in "Meetings and Committees of Directors - Compensation and Management Development Committee."

Role of Executive Officers.  The Company's Administration and Human Resources Departments assist the Compensation Committee and the Committee's compensation consultant in gathering the information needed for their respective reviews of the Company's executive compensation program.  This assistance includes assembling requested compensation data for the NEOs.  As referenced in the section above, the CEO develops pay recommendations for the other NEOs for review and discussion with the Compensation Committee.  The Committee, in executive session and without executive officers present, approves the CEO's pay levels.  The CEO does not make recommendations to the Committee on his own pay levels.

Role of the Compensation Consultant.  The Compensation Committee has retained Hewitt as an independent advisor to provide information and objective advice regarding executive compensation. The Committee did not direct Hewitt to perform its services in any particular manner or under any particular method.  All of the decisions with respect to the Company's executive compensation, however, are made by the Compensation Committee.  The Committee has the final authority to hire and terminate the compensation consultant, and the Committee evaluates the compensation consultant annually.

Hewitt may, from time to time, contact the Company's executive officers for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Compensation Committee that the Company's executive officers also receive.

Benchmarking.  In conjunction with its independent consultant, the Compensation Committee annually benchmarks the competitiveness of its compensation programs to determine how well actual compensation levels compare to the Company’s overall philosophy and external market.  Each year a peer group is established consisting of independent oil and gas exploration companies that have similar operational and capital investment profiles as the Company. The Committee believes these metrics are appropriate for determining peers because this peer group provides a reasonable point of reference for comparing the compensation of the Company’s executives to others holding similar positions and having similar responsibilities.  The Committee's objective is to construct a peer group with roughly equal numbers of companies that are larger than and smaller than the Company.

The Company's benchmarking consists of all components of direct compensation, including base salary, annual incentive bonus and long-term incentives.  Information gathered from the proxy statements of the peer group and Hewitt's proprietary databases for the named companies in the peer group are reviewed as a part of the benchmarking effort.   The Compensation Committee reviews the peer group each year and makes changes as needed.

For the 2009 compensation decisions, the Compensation Committee used a peer group of 14 companies, and grouped those companies into three tiers as follows:

Company Name	Tier
	1	2	3
Anadarko Petroleum Company			*
Devon Energy Corporation			*
Chesapeake Energy Corporation		*	*
Apache Corporation		*	*
EOG Resources, Inc.	*	*	*
Noble Energy, Inc.	*	*	*
Plains Exploration and Production Company	*	*	*
Newfield Exploration Company	*	*	*
Forest Oil Corporation	*	*	*
Cimarex Energy Co.		*	*
Range Resources Corporation		*	*
Quicksilver Resources Inc.		*	*
Whiting Petroleum Corporation			*
Ultra Petroleum			*

The companies grouped under tier one represent companies the Committee believes are most closely related to the Company in size and operations.  The tier two group represents tier one companies plus the next five companies closest in size and operations to the Company.  The tier three group includes all 14 peer companies to reflect a broader perspective of the market.  The Committee believes this tiered approach to analyzing the benchmarking data provides additional insight to determine the most comparable levels of compensation for each NEO.  The Tier 2 companies plus XTO Energy, Inc. are included in the peer group for performance comparison purposes. XTO Energy is not included for compensation comparison purposes because its executive compensation levels skew the survey data upwards.

Elements of the Company’s Compensation Program

The following sections describe in greater detail each of the components of the Company's executive compensation program and how the amounts of each element were determined for 2009.

Base Salary

The Compensation Committee initially reviewed with Hewitt its base salary survey data and analyzed how effectively the survey data matched each executive’s position. The Committee determined that each NEO’s 2008 base salary was at approximately the median level for the NEO’s position for 2009.  The Committee also determined that each NEO was performing at the high level expected of a Company NEO.  In accordance with the Company’s executive compensation philosophy, the Committee determined each NEO’s base salary was appropriately set and did not increase them for 2009.  The Committee conducted a similar review of the NEOs’ base salaries for 2010 and did not increase NEOs’ base salary for 2010.

Annual Cash Bonus Incentives

In early 2009, the Compensation Committee established each NEO’s target bonus level as a percent of the executive’s base salary based on Hewitt’s peer group survey data, and worked with senior management to establish appropriate metrics to assist the Committee in its evaluation of the Company’s performance against its 2009 business plan.  The Committee’s compensation philosophy is to set each NEO’s target bonus level near the median of the Company’s competitive market.  The 2009 benchmarking revealed that the levels of the target annual cash bonus incentive for Messrs. Sheffield, Berg and Cheatwood  approximated the median level; however, the median target bonus level increased for Mr. Dove from 85 percent to 90 percent and for Mr. Dealy from 80 percent to 85 percent. The target bonus percents of the NEO’s base salary for 2009 are reflected in the following table:

NEO	Target Bonus Percent
Scott D Sheffield	100%
Richard P. Dealy	85%
Mark S. Berg	65%
Chris J. Cheatwood	65%
Timothy L. Dove	90%

The Compensation Committee also worked with senior management to set target and stretch goals for each performance metric.  Management of the Company then cascaded these goals down to the department and individual level with the intention to support achievement of Company goals.  The goals also support the Company’s budgeting and planning process. The CEO worked with the NEOs to develop individual goals to support the Company’s goals, and reviewed them with the Committee as part of its management development and succession planning function.  However, ultimately, the Committee’s decisions as to annual cash bonus awards are based on the Committee’s judgment and discretion in evaluating the Company’s performance in light of industry conditions and opportunities. The Committee does not use a formulaic approach because it believes formulas are more likely to lead to excessive risk taking.

The primary 2009 performance metrics, goal ranges and results were as follows:

Metric	Target Goal	Stretch Goal	Result

Production/Share Growth
Production (barrel of oil equivalent ("BOE"))
Debt-adjusted Production/Share Growth
Operating Costs ($/BOE)
Base
Total Operating Cost
G&A Overhead ($/BOE)
Debt
Debt/Book
Debt/EBITDAX (1)
Finding Cost ($/BOE) (2)
Reserve Replacement Percentage (3)
Return on Equity
Return on Capital Employed

Greater than 3%
41,500,000 - 42,500,000
Greater than 3%

$8.75 - $9.75
$12.00 - $13.00
$3.25 - $3.75
$2,800,000,000 - $3,000,000,000
Less than 45%
Less than 4.5 times
$15.00 - $18.00
Greater than 50%
0% - 2%
0% - 2%

Greater than 5%
Greater than 42,500,000
Greater than 5%

Less than $9.25
Less than $12.00
Less than $3.25
Less than $2,800,000,000
Less than 43%
Less than 4 times
Less than $15.00
Greater than 75%
Greater than 2%
Greater than 2%
4.6% 41,900,000 4.8% $8.43 $11.43 $3.35 $2,700,000,000 43% 3.4 times $9.15 114% 2.2% 1.2%
____________
(1)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of oil and gas properties; exploration and abandonments; noncash hurricane activity; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; gain or loss on extinguishment of debt; noncash effects from discontinued operations; noncash derivative related activity; amortization of stock-based compensation; amortization of deferred revenue; and other noncash items.

(2)
"Finding Cost" is determined by dividing total costs incurred by the summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates excluding price revisions, purchases of minerals-in-place and extensions and discoveries. Consistent with industry practice, future capital costs to develop proved undeveloped reserves are not included in costs incurred.

(3)
"Reserve Replacement" is the summation of annual proved reserves, on a BOE basis, attributable to revisions of previous estimates, purchases of minerals-in-place and extensions and discoveries divided by annual production of oil, natural gas liquids and natural gas, on a BOE basis.

In early 2010, the Compensation Committee reviewed and discussed the Company’s 2009 results with management as part of the Committee’s evaluation of the Company’s and the NEOs’ performance, including in relation to the above pre-established goals and stretch goals. The Committee recognized that the Company met or exceeded all of its goals, including many of its stretch goals, when, at the beginning of 2009, the

 Company expected 2009 to be a down year for the economy as a whole and as well as the oil and gas industry.  The Committee did not apply a particular weighting to any achievement or goal, but it did believe that the following achievements merited particular attention:

•
Exceeded the stretch goal for production per share growth, and met the goal for debt-adjusted production per share growth (the Company delivered debt-adjusted production per share of  approximately five percent per share);

•	Exceeded the stretch goal for finding costs (excluding the effect of price revisions, all-in finding and development costs were down approximately 31 percent from 2008);
•
Exceeded the stretch goals for controlling operating costs, resulting in a reduction in cash operating costs (production cost, G&A and interest expense) on both an absolute and per unit bases (per unit down approximately 12 percent); and

•	Meeting or exceeding the stretch goals related to the Company’s indebtedness.

By achieving all the Company’s goals, the Company was able to achieve positive operating cash flow for the year, despite weak commodity prices and curtailed drilling activity, while more than replacing its production with reserves and strengthening the Company’s balance sheet.

In addition to the performance metrics, the Compensation Committee also noted the Company’s accomplishments in other areas:

•	Commenced major ramp up of Spraberry drilling program in response to improved oil prices in the latter part of 2009, reaching 12 rigs by year end;
•	Completed first successful horizontal Eagle Ford Shale well;
•	Grew production in Alaska by approximately 300 percent compared to 2008;
•	Confirmed field-wide contribution from shale/silt and Wolfcamp zones in the Spraberry Trend;
•	Processed 900 square miles of new 3-D seismic in Cherouq and Anaguid Concessions in Tunisia; the Company is now planning to drill three prospects identified from this seismic; and
•	Implemented oil and gas derivatives with price upside through 2012.

Although the Compensation Committee does not establish a specific net asset value performance metric, it reviews with management the Company’s net asset value per share calculation based on a constant price model to understand changes to net asset value.  Changes in net asset value are important in the Committee’s overall subjective assessment of the Company’s performance and one of the key factors in the Committee’s discretionary determination of annual incentive bonus awards.  The Committee reviewed the 2009 net asset value computation for proved reserves and noted that with the limited drilling activity and significantly reduced capital budget, the net asset value increased by approximately four percent as compared to the 2008 computation, which exceeded the Committee’s expectation.

Overall, in exercising its discretion with respect to the annual cash bonus, the Compensation Committee concluded that the Company’s performance exceeded expectations in a down year for the oil and gas industry, and management implemented the right strategies for 2009 and successfully implemented its business plan; however, because capital spending was curtailed and drilling was limited, the Committee determined the general bonus level for 2009 should be set at 110 percent of target, subject to increased amounts based on individual performance.

The Compensation Committee then reviewed the individual performance of the NEOs with Mr. Sheffield and concluded Messrs. Dove,  Dealy and Berg should receive a bonus award above the 110 percent general award level for the following reasons:

•
Mr. Dove was responsible for implementing and leading the effort to reduce operating and well costs in exceeding most of the Company’s 2009 performance metrics and received an additional ten percent of his target bonus level.

•
Mr. Dealy was recognized for his efforts in assisting the Company to meet its debt-level goals, including his contributions to the Company’s $450 million ten-year note issuance, its $168 million sale of oil and gas assets to Pioneer Southwest, and Pioneer’s Southwest’s equity offering, and received an additional 20 percent of his target bonus level.

•
Mr. Berg was recognized for his efforts in settling certain litigation, and for managing the legal issues associated with a number of significant transactions entered into by the Company and its subsidiaries, including the Company’s ten-year note issuance and sale of oil and gas assets to Pioneer Southwest, and Pioneer’s Southwest’s equity offering, and received an additional ten percent of his target bonus level.

The Committee met with the full Board to review Mr. Sheffield’s performance and concluded he provided excellent leadership and strategic direction for the Company in 2009 and produced results that exceeded the Board’s expectations.  The Committee noted that although Mr. Sheffield’s performance justified a higher bonus level, the Committee set Mr. Sheffield’s 2009 bonus at the 110 percent general award level because the Committee wanted to give emphasis to Mr. Sheffield’s stock ownership by increasing his long-term incentive awards which would also move him closer to the median level.

Long-Term Equity Incentives

To determine the total dollar amount of the 2009 long-term incentive awards for each NEO, the Compensation Committee began the process by meeting with Hewitt at the end of 2008 to determine the median long-term award level in accordance with the Company’s compensation philosophy.  In February 2009, the Committee then reviewed each NEO’s total compensation level and each NEO’s performance to determine if unique performance issues, positive or negative, existed that should affect the value of the 2009 long-term incentive award.  The Committee did not consider the size or current value of prior long-term incentive awards in determining the 2009 long-term incentive award for the NEOs. The Committee believes that prior years’ awards were a component of those specific years’ total compensation and were not excessive, and future awards should be competitive with the NEO’s current peer group positions in order to retain and motivate the NEO.  After completing this review, the Committee concluded there were no unique performance issues and that each NEO should be eligible for a long-term incentive award targeted at the median level for the NEO’s position. However, because of the economic uncertainties and the plunge in commodity prices, the Committee believed the increase in the 2008 award values to the median level for 2009 would result in too large of an increase and approved 2009 long-term incentive award values well below the median level for each NEO.

The Compensation Committee next reviewed the Company's approach for delivering long-term incentives to NEOs.  As a part of its review, the Committee considered the balance of risk in the long-term incentive program, peer company practices, and input from senior management and Hewitt.  The Compensation Committee approved a change in the mix of long-term incentives for NEOs for 2009 from 50 percent performance units and 50 percent restricted shares to a mix of 25 percent performance units, 25 percent stock options, and 50 percent restricted shares.  The Committee believes this mix of long-term incentive awards provides a good balance of risk, where restricted stock awards are time-based, full value awards, which avoid an “all or nothing” mentality; stock options provide benefits based on the appreciation of the Company’s stock price on an absolute basis; and performance units provide benefits based on the performance of the Company’s stock price in relation to the Company’s peer group stock price.  Also, this mix effectively aligns the NEOs' interests with the Company’s stockholders and is consistent with the Company’s compensation philosophy of focusing on stockholder value creation.

For 2009, the dollar amounts of the long-term incentive awards for each NEO, and the allocation among the different types of awards, were as follows:

		Allocation Among Awards
NEO	Total Value	Restricted Stock	Performance Units	Stock Options
Scott D. Sheffield	$ 4,000,000	$ 2,000,000	$ 1,000,000	$ 1,000,000
Richard P. Dealy	1,400,000	700,000	350,000	350,000
Mark S. Berg	850,000	425,000	212,500	212,500
Chris J. Cheatwood	879,600	439,800	219,900	219,900
Timothy L. Dove	2,341,000	1,170,500	585,250	585,250

To arrive at the resulting number of restricted stock shares and target performance units awarded, the dollar value of the award was divided by the 30 trading day average closing price of the Company’s common stock prior to the award date.  To arrive at the number of stock options awarded, the dollar value of the award was divided by a Black Scholes value of the Company’s stock, which was provided by Hewitt.

For the performance units award program, as it has since it began awarding performance units in 2007, the Compensation Committee determined that performance should be measured objectively rather than subjectively and should be based on relative total stockholder return (“TSR”) over a three-year performance period.  The Committee believes relative TSR is an appropriate long-term performance metric because it generally reflects all elements of a company’s performance and provides the best alignment of the interests of management and the Company’s stockholders.  The Committee also believes that the performance unit program provides a good balance to the stock option and restricted stock programs.

The peer group used in measuring relative TSR with respect to the grants in 2009 was the group of the ten Tier 2 peer companies shown in the “Benchmarking” section above plus XTO Energy, Inc. Payouts range from zero percent to 250 percent of a target number of units based on relative ranking in the peer group.  A target award payout corresponds to the Company’s ranking at approximately the middle of the peer group at the end of the three-year performance period ending December 31, 2011.  Any earned units will be paid in stock, although the Committee has the discretion to cause the Company to pay earned units in cash.  Dividends declared during the performance period will be paid at the end of the three-year performance period only as to shares paid for earned units up to a maximum of target shares.  Please see the 2009 Grants of Plan Based Awards table below, and the description of the performance units following the table, for additional information regarding the performance units.

The performance unit awards provide additional balance of risk to the long-term incentive award program because a new three year performance period starts at the beginning of each year.  As depicted in the table below, for the period January 1, 2007 to December 31, 2009, the Company’s TSR resulted in a ranking of seventh place, providing a payout of 75 percent of target. Accordingly, the performance shares earned by the NEOs for the 2007 to 2009 performance period were as follows: Mr. Sheffield, 26,249 shares; Mr. Dealy, 8,313 shares; Mr. Berg, 6,125 shares; Mr. Cheatwood, 6,125 shares; and Mr. Dove, 11,375 shares.

Ranking	Company Name	TSR (%)
1	Range Resources Corporation	72
2	Apache Corporation	51
3	Noble Energy, Inc.	38
4	EOG Resources, Inc.	36
5	Cimarex Energy Co.	33
6	XTO Energy, Inc.	17
7	Pioneer Natural Resources Company	6
8	Newfield Exploration Company	(4)
9	Chesapeake Energy Corporation	(21)
10	Quicksilver Resources Inc.	(29)
11	Plains Exploration and Production Company	(40)

The following table shows the Company’s TSR ranking for the performance unit plan which began January 1, 2008, or two years into the three year performance period.

Ranking	Company Name	TSR (%)
1	Cimarex Energy Co.	20
2	Range Resources Corporation	13
3	EOG Resources, Inc.	5
4	Apache Corporation	(2)
5	Noble Energy, Inc.	(7)
6	Pioneer Natural Resources Company	(9)
7	XTO Energy, Inc.	(12)
8	Newfield Exploration Company	(13)
9	Chesapeake Energy Corporation	(35)
10	Plains Exploration and Production Company	(47)
11	Quicksilver Resources Inc.	(49)
12	Forest Oil Corporation	(58)

The following table shows the Company’s TSR ranking for the performance unit plan which began January 1, 2009, or one year into the three year performance period.

Ranking	Company Name	TSR (%)
1	Pioneer Natural Resources Company	126
2	Newfield Exploration Company	121
3	Quicksilver Resources Inc.	114
4	Cimarex Energy Co.	74
5	Noble Energy, Inc.	42
6	Chesapeake Energy Corporation	41
7	Apache Corporation	36
8	Range Resources Corporation	33
9	XTO Energy, Inc.	27
10	Plains Exploration and Production Company	25
11	EOG Resources, Inc.	23
12	Forest Oil Corporation	12

In administering the long-term incentive plan, awards are currently made to NEOs under the following guidelines:

•	All long-term incentive awards are approved during the regularly scheduled February Compensation Committee meeting.
•	The Compensation Committee retains the discretion to approve long-term incentive awards effective from the NEO’s initial hire date.
•	The Company does not time the release of material non-public information to affect the value of the executive equity compensation awards.
•	Restricted stock and stock options vest three years following the date of grant.

Actions in 2010

In early 2010, the Compensation Committee reviewed the Company's approach for delivering long-term incentives to its executive officers, and decided to retain for 2010 the mix of long-term incentives of 25 percent performance units, 25 percent stock options, and 50 percent restricted equity awards. However, with regard to those executives who are more directly involved in the management of Pioneer Southwest, including Messrs. Sheffield and Dealy, the Committee determined that, of the 50 percent allocated to restricted equity awards, 40 percent should be allocated to restricted stock of the Company and 10 percent should be allocated to restricted common units of Pioneer Southwest. Accordingly, the Committee recommended to the Board of Directors of the general partner of Pioneer Southwest that it consider the grant to those executives, who  are also executive officers of the general partner, of awards payable in common units of Pioneer Southwest, having substantially similar terms to the Company’s restricted stock awards. The Board of Directors of the general partner approved those awards in March 2010.

Total Direct Compensation

In determining the extent to which the Company’s executive compensation program meets the Committee’s compensation philosophy and objectives, the Committee places more emphasis on the competitiveness of total compensation (the aggregate of base salary, annual cash bonus, and the value of long-term incentives) rather than the individual compensation components.  The benchmarking data from the fall 2008 industry study conducted by Hewitt confirmed that 2009 total direct compensation levels for Messrs. Dove and Cheatwood were well below the peer group median level and Mr. Dealy’s direct compensation was below median level, primarily due to the long-term incentive component of their compensation, and Mr. Berg’s total compensation approximated the median level.

Mr. Sheffield’s total direct compensation for 2009 was also well below the median level primarily due to the long-term incentive component.  As previously discussed, the Committee limited the size of the long-term incentive awards due to economic conditions even though it believed a larger increase was warranted.

Other Compensation

Overview

The Compensation Committee believes that providing some perquisites and retirement benefits as components of total compensation is important in attracting and retaining qualified personnel; however, insofar as the Company has chosen to emphasize variable, performance-based pay, the Company takes a conservative approach to these fixed benefits.  The Company’s perquisite, retirement and other benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract, retain and motivate high caliber executives.

Perquisites

The perquisites provided to the NEOs are the payment of the costs of financial counseling services, annual medical physical exams and personal use of the Company’s cell phones and computers.  The Company also pays for the costs for the NEOs’ spouses to participate in business dinners or events, which the Company expects to be minimal.  Additionally, the Company pays the premium for a $1,000,000 term life insurance policy for Mr. Sheffield.

In 2009, the Company purchased 60 hours of flight time through a fractional aircraft ownership arrangement.  These hours are made available for business use to the executive officers and other employees of the Company.  The Company’s policy is to not permit employees, including executive officers, to use these hours for personal use.  The Company expects there will be occasions when a personal guest (including a family member) will accompany an employee on a business-related flight.  In such instances, the Company will follow the Internal Revenue Service rules and, where required, impute income to the employee based on the Standard Industry Fare Level rates provided by the Internal Revenue Service.

The Company’s NEOs participate in the Company’s welfare benefit plan on the same basis as the Company’s other employees.

Retirement Plans

All eligible employees of the Company, including the NEOs, may participate in the Company’s defined contribution 401(k) retirement plan.  The Company contributes two dollars for every one dollar of base compensation (up to five percent of base compensation and subject to the Internal Revenue Service imposed maximum contribution limits) contributed by the participant.  The participant’s contributions are fully vested at all times, and the Company’s matching contributions vest over the first four years of service, after which the matching contribution vest immediately.  Participants may make additional pre-tax and after-tax contributions to the plan.  All contributions are subject to plan and Internal Revenue Service limits.

The Company provides a non-qualified deferred compensation plan with a fixed Company matching contribution rate to certain of its more highly compensated employees, which includes the NEOs.  The plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual incentive bonus payments.  The Company provides a matching contribution equal to the NEO’s contribution, but limited to a maximum of ten percent of base salary.  The Company’s matching contribution vests immediately.  The non-qualified deferred compensation plan permits each participant to make investment allocation choices for both their contribution and the Company match to designated mutual funds offered as investment options under the non-qualified deferred compensation plan. The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest in the participant’s investment choices.  To date, the Company has chosen to actually invest the funds in the investment options selected so that the investment returns are funded and do not create unfunded liabilities to the Company.  The available investment funds for the 2009 year are listed below in the 2009 Non-Qualified Deferred Compensation section.

Participants may choose to receive distributions of their vested benefits from the deferred compensation plan as soon as administratively practicable (i) after the date of separation from service with the Company or (ii) after January 1 of the year following the date of separation from service with the Company.  A participant’s vested benefits may, at the option of the participant, be distributed in one lump sum, in five annual installments or in ten annual installments.  The Company believes the plan is administered in operational compliance with all applicable rules and law.  For more information on the deferred compensation plan provisions, please see the 2009 Non-Qualified Deferred Compensation section below.

Because the costs and ultimate payouts are difficult to quantify and control, the Company has purposely avoided sponsoring a defined benefit retirement plan or supplemental executive retirement plan.  Further, retirement plans are not viewed as the sole means by which its executive officers fund their retirement.  The Committee believes that a portion of this need should be met through the accumulation of Company stock acquired through equity awards.

Severance and Change in Control Arrangements

The Compensation Committee believes compensation issues related to severance and change in control events for the NEOs should be addressed through contractual arrangements.  As a result, while the Company has not entered into employment agreements with its executive officers, the Company enters into severance and change in control agreements with each of its executive officers, including each NEO, to meet the following objectives:

•	Recruit and retain executives;
•	Provide continuity of management in the event of an actual or threatened change in control; and
•	Provide the executive with the security to make decisions that are in the best long-term interest of the stockholders.

The terms of these agreements are described later in "Potential Payments Upon Termination or Change in Control."

Stock Ownership Guidelines

To support the commitment to significant stock ownership, the Company's common stock ownership guidelines are as follows:

•	For the Chairman of the Board of Directors and CEO, ownership of stock with a value equal to at least five times annual base salary.
•	For other NEOs, ownership of stock with a value equal to at least three times annual base salary.

•	An NEO generally has three years after becoming an executive officer to meet the guideline.

In evaluating compliance by executive officers and directors with the stock ownership guidelines, the Committee has established procedures to minimize the effect of stock price fluctuations on the deemed value of the individual's holdings.  All NEOs, including Mr. Sheffield, are in compliance with the ownership guidelines, and each NEO’s stock ownership as of December 31, 2009 in fact exceeded the guidelines.

Policy on Recovery of Compensation and Clawbacks

During 2009, the Compensation Committee considered the adoption of a policy regarding the possible recovery by the Company of certain incentive compensation awarded to NEOs in the event that the compensation had been predicated upon the achievement of financial results that were subsequently the subject of a restatement, and where the Board determined that the particular officer’s misconduct was the cause of the need for a restatement.  The Committee concluded, however, that the Company’s current policies, combined with existing government regulations on this subject, were an appropriate deterrent to this type of conduct, and the adoption of a formal policy was unnecessary at the time.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers, including the NEOs.  Each indemnification agreement requires the Company to indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law.  This means, among other things, that the Company must indemnify the director or executive officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in a legal  proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity if the indemnitee meets the standard of conduct provided under Delaware law.  Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company.  The Company will also make the indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish the indemnitee's right to indemnification, whether or not wholly successful.  The Company also maintains customary directors' and officers' insurance coverage.

Deductibility of Executive Compensation.

The Omnibus Budget Reconciliation Act of 1993 placed restrictions on the deductibility of executive compensation paid by public companies.  Under the restrictions, the Company is not able to deduct compensation paid to any of the NEOs in excess of $1,000,000 unless the compensation meets the definition of "performance-based compensation" as required in Section 162(m) of the Internal Revenue Code of 1986, as amended.  Non-deductibility results in additional tax costs to the Company.

The Company's annual incentive bonus plan does not meet the definition of performance-based compensation as required in Section 162(m) primarily because the annual incentive bonus plan is not formula driven and the Compensation Committee retains the right to make subjective evaluations of performance, including an assessment of how effectively management adapts to changing industry conditions and opportunities during the Company's bonus year.  The Company's restricted stock awards do not qualify as performance-based compensation under Section 162(m); however, awards under the performance unit award program are designed to qualify for deductibility under Section 162(m).

Accordingly, the portions of compensation paid to the Company's NEOs in 2009 that exceeded $1,000,000 (other than from the exercise of stock options) are generally not deductible.  The Compensation Committee believes it is in the best interest of stockholders to use restricted stock as a part of the NEOs’ long-term incentive awards and to continue with a discretionary element in the annual incentive bonus program.  Portions of future restricted stock awards and annual incentive bonus awards may not be deductible.  The Compensation Committee believes it is important to retain its discretionary judgment in evaluating performance-based pay and that a portion of the long-term incentive awards should be in restricted stock.  The Compensation Committee has reviewed the approximate amount of the Section 162(m) loss of deduction and concluded that it should continue with its current practices.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The information contained in this Compensation and Management Development Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Management Development Committee of
The Board of Directors

Edison C. Buchanan, Chairman
Andrew F. Cates, Member
Andrew D. Lundquist, Member
Charles E. Ramsey, Jr., Member
Scott J. Reiman, Member

SUMMARY COMPENSATION TABLE

The compensation paid to the Company's executive officers generally consists of a base salary, annual incentive bonus payments, awards of restricted stock, performance units and stock options under the Company's Long-Term Incentive Plan, contributions to the Company's non-qualified deferred compensation plan, contributions to the Company's defined contribution 401(k) retirement plan and miscellaneous perquisites.  The following table summarizes the total compensation for 2009, 2008 and 2007 awarded to, earned by or paid to the NEOs:

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	Change in Non-qualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(h)	(i)	(j)
Scott D. Sheffield	2009	$956,000	$1,051,600	$2,813,173	$1,801,564	$1,184,589	$135,512	$7,942,438
Chairman of the	2008	$956,000	$1,242,800	$3,125,366	$-	$-	$128,046	$5,452,212
Board of	2007	$850,000	$1,147,500	$2,879,596	$-	$129,518	$226,305	$5,232,919
Directors and
Chief Executive
Officer

Richard P. Dealy	2009	$406,000	$448,630	$984,621	$630,548	$146,213	$66,015	$2,682,027
Executive Vice	2008	$406,000	$487,200	$1,026,910	$-	$-	$67,719	$1,987,829
President and	2007	$360,000	$403,200	$911,869	$-	$3,294	$74,657	$1,753,020
Chief Financial
Officer

Mark S. Berg	2009	$376,000	$293,280	$597,817	$382,831	$72,766	$68,437	$1,791,131
Executive Vice	2008	$376,000	$317,720	$692,025	$-	$-	$68,841	$1,454,586
President and	2007	$340,000	$309,400	$671,898	$-	$-	$61,545	$1,382,843
General Counsel

Chris J.	2009	$376,000	$268,840	$618,616	$396,170	$188,265	$72,883	$1,920,774
Cheatwood	2008	$376,000	$317,720	$692,025	$-	$-	$72,995	$1,458,740
Executive Vice	2007	$340,000	$298,350	$671,898	$-	$-	$79,071	$1,389,319
President,
Business
Development
and Technology

Timothy L. Dove	2009	$531,000	$573,480	$1,646,418	$1,054,350	$188,098	$80,222	$4,073,568
President and	2008	$531,000	$586,755	$1,741,272	$-	$-	$78,726	$2,937,753
Chief Operating	2007	$525,000	$602,438	$1,247,819	$-	$14,027	$86,352	$2,475,636
Officer

______________
(1)
Bonus amounts represent discretionary bonuses earned during 2009, 2008 and 2007 under the Company's annual incentive bonus program that were paid during March 2010, March 2009 and February 2008, respectively.  Although, in determining annual cash incentive bonus, the Company’s Compensation Committee considers certain pre-established performance goals, the amounts provided under this annual incentive bonus program are determined pursuant to the Committee’s subjective evaluation of the performance of the Company and the NEOs, and therefore the amounts do not constitute incentive plan awards within the meaning of the SEC's executive compensation disclosure rules.

(2)
Amounts reported for stock awards and stock options represent the grant date fair value of restricted stock, performance unit and stock option awards granted in accordance with FASB ASC 718.  Pursuant to SEC rules, the amounts shown exclude the effect of estimated forfeitures related to service-based vesting conditions. The Company valued its restricted stock awards based on the market-quoted closing price of the Company's common stock on the last business day prior to the grant date of the awards. Stock option awards (which were granted in 2009 alone) are valued as of the grant dates using the Black-Scholes option pricing model. The Company's performance units are valued using the Monte Carlo simulation method assuming a target number of shares would be issued because this is deemed to be the “probable” payout percentage at the time of grant. Payouts can range from zero percent to 250 percent of a target number of units based on relative ranking in the peer group. If the Company's performance is below the threshold performance, no shares will be paid. If the Company’s performance over the three-year performance period places it first among its peers, a maximum of 250 percent of the target number of shares will be paid. In that instance, the grant date fair value of the maximum number of shares for each of the NEOs would be as follows: Mr. Sheffield, $2,311,053; Mr. Dealy, $808,887; Mr. Berg, $491,115; Mr. Cheatwood, $508,209; and Mr. Dove, $1,352,553. Additional detail regarding the Company's share-based awards is included in Note H of Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and under the 2009 Grants of Plan-Based Awards table below. For additional information regarding restricted stock, performance units and stock options owned by the NEOs as of December 31, 2009, see below under "2009 Outstanding Equity Awards at Fiscal Year End.”

(3)
In accordance with the rules of the SEC, changes in non-qualified deferred compensation earnings represent the earnings that accrued during 2009, 2008 and 2007 to the accounts of the NEOs, to the extent that the rate of return exceeded 120 percent of the applicable federal rate of interest for that year.  A substantial portion of the non-qualified deferred compensation earnings for Mr. Sheffield is attributable to appreciation in the value of the Company’s common stock.  As noted following the 2009 Non-Qualified Deferred Compensation table below, since the change in plan administration for the Company’s non-qualified deferred compensation plan, future contributions may no longer be invested in the Company’s stock.

(4)
Amounts reported for All Other Compensation include the Company contributions to the NEOs' 401(k) retirement accounts and non-qualified deferred compensation plan, life insurance premiums and other perquisites, as shown in the following table:

	Year ended December 31, 2009
	Scott D. Sheffield	Richard P. Dealy	Mark S. Berg	Chris J. Cheatwood	Timothy L. Dove
401(k) contributions	$ 4,500	$ 24,500	$ 24,500	$ 24,500	$ 24,500
Non-qualified deferred compensation plan contributions	95,585	40,600	34,000	37,600	53,100
Life insurance premiums	7,762	915	1,937	1,263	2,622
Financial counseling	7,665	-	8,000	9,520	-
	$ 35,512	$ 66,015	$ 68,437	$ 72,883	$ 80,222
______________

Mr. Sheffield, directly or indirectly, holds working interests in wells operated by the Company or a subsidiary of the Company.  These interests were initially acquired in 1990 or earlier with Mr. Sheffield's personal funds pursuant to a program offered by the Company's predecessor.  As such, Mr. Sheffield participates in the costs and revenues attributable to that working interest in accordance with customary industry terms.  During 2009, the aggregate amount of the distributions made to Mr. Sheffield was $15,930 (this amount is not included in the Summary Compensation Table).

2009 GRANTS OF PLAN BASED AWARDS

The following table sets forth, for each NEO, information about grants of plan based awards during 2009.  In accordance with the rules of the SEC, the payouts shown in the "Threshold" column for the performance units (column (f)) reflect the lowest possible number of shares that would be issued, if any are paid.  If the Company's performance is below the threshold performance, no shares will be paid.

Name (a)	Grant Date (b)	Estimated Future Payouts under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (3) (#) (j)	Exercise or Base Price of Option Awards ($) (k)		Grant Date Fair Value of Stock and and Option Awards (4) ($) (l)
		Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Scott D. Sheffield	02/18/2009 02/18/2009 02/18/2009	15,115	60,459	151,148	120,919	115,337	$15.62	$ $ $	1,888,755 924,418 1,801,564
Richard P. Dealy	02/18/2009 02/18/2009 02/18/2009	5,291	21,161	52,903	42,322	40,368	$15.62	$ $ $	661,070 323,552 630,548
Mark S. Berg	02/18/2009 02/18/2009 02/18/2009	3,212	12,848	32,120	25,696	24,509	$15.62	$ $ $	401,372 196,446 382,831
Chris J. Cheatwood	02/18/2009 02/18/2009 02/18/2009	3,324	13,295	33,238	26,590	25,363	$15.62	$ $ $	415,336 203,281 396,170
Timothy L. Dove	02/18/2009 02/18/2009 02/18/2009	8,846	35,384	88,460	70,768	67,500	$15.62	$ $ $	1,105,396 541,021 1,054,350
______________
(1)
The amounts in columns (f), (g) and (h) represent the threshold, target and maximum payment levels with respect to the grants of performance units in 2009.  The number of shares shown in the "Threshold" column reflects the lowest possible payout (other than zero), representing 25 percent of the number of performance units granted.  If performance is below the threshold, no shares are paid.  The number of shares shown in the “Target” column reflects a payout of 100 percent of the number of performance units granted.  The number of shares shown in the "Maximum" column reflects the highest possible payout of 250 percent of the number of performance units granted.

(2)	The amounts reported in this column are the number of restricted shares granted to each NEO in 2009.
(3)	The amounts reported in this column are the number of stock options granted to each NEO in 2009.
(4)
Amounts for restricted stock, performance units and stock option awards represent their grant date fair value in accordance with FASB ASC 718.  The value of performance units was determined on the grant date using the Monte Carlo simulation method,  and is consistent with the estimate of aggregate compensation costs that the Company would expense in its financial statements over the awards' three-year performance period, in accordance with FASB ASC 718. Please see footnote 2 to the Summary Compensation Table for additional information about the assumptions used in calculating these amounts.

Narrative Disclosure for the 2009 Grants of Plan-Based Awards Table

The 2009 awards of performance units, restricted stock and stock options were issued under the Company's 2006 Long-Term Incentive Plan.  The material terms of these awards are described below.  Defined terms impacting the accelerated settlement or vesting of awards can be found below in "Potential Payments Upon Termination or Change in Control."

Performance Units

The performance unit awards represent the right to receive between zero percent and 250 percent of the initial number of performance units awarded, contingent on the continued employment of the NEO and the Company's achievement of the performance objective at the end of the performance period.  The 2009 awards have a three-year performance period (January 2009 to December 2011), and the number of performance units earned will be based on the Company's TSR ranking for this three-year period compared to the TSR of the eleven other companies in the peer group (the ten “Tier 2” companies plus XTO Energy, Inc., as noted above), in accordance with the following:

TSR Rank Against Peers	Percentage of Performance Units Earned
1	250%
2	200%
3	175%
4	150%
5	125%
6	110%
7	75%
8	50%
9	25%
10	0%
11	0%
12	0%

TSR means the annualized rate of return stockholders receive through stock price changes and the assumed reinvestment of dividends paid over the performance period.

Performance units earned will generally be paid in shares of the Company's common stock (unless the Compensation Committee determines to pay in cash) no later than March 15th of the year following the year in which the performance period ends.  The NEOs will also earn dividend equivalents on the performance units actually earned up to a maximum of the initial number awarded, which will be paid at the time the performance units are settled.

If an NEO's employment with the Company is terminated during the performance period, the following rules will determine the number of performance units, if any, the NEO will earn: (1) if the NEO's employment is terminated due to death or disability, the NEO will receive settlement of a number of performance units equal to the initial number of performance units awarded multiplied by a fraction, the numerator of which is the number of months during the performance period that the NEO was employed and the denominator of which is 36 (the "pro ration fraction"); (2) if the NEO's employment is terminated due to the NEO’s normal retirement on or after the attainment of age 60, the NEO will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEO had continued employment through the end of the performance period multiplied by the pro ration fraction; (3) if the NEO's employment is terminated by the Company without cause or by the NEO for good reason, then (A) Messrs. Sheffield and Dove will receive a number of performance units equal to the number of performance units that would have been earned if they had continued employment through the end of the performance period, and (B) the other NEOs will receive settlement of a number of performance units equal to the number of performance units that would have been earned if the NEOs had continued employment through the end of the performance period multiplied by the pro ration fraction; and (4) if an NEO's employment is terminated for any other reason, the NEO will not receive settlement of any of the performance units.

In the event of a change in control, the date of the change in control will be treated as the last day of the performance period and achievement of the performance objective will be measured based on the Company's actual performance as of that date.

Additional information regarding the performance unit awards can be found above under "Compensation Discussion and Analysis - Elements of the Company's Compensation Program - Long-Term Equity Incentives."

Restricted Stock

In general, the restricted stock awards vest on the third anniversary of the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date.  While an NEO holds restricted shares, he is entitled to receive dividends on the shares at the same rate and time as other stockholders.

The vesting of the restricted shares will accelerate in full upon a change in control.  In addition, if an NEO terminates employment prior to the vesting date, the following rules will apply: (1) if an NEO is terminated by the Company for cause or by the NEO without good reason, all of the restricted shares subject to the award will be forfeited to the Company, (2) if an NEO is terminated due to death, disability, normal retirement (on or after attainment of age 60), by the Company without cause or by the NEO for good reason, a number of restricted shares will vest equal to the total number of restricted shares subject to the award multiplied by a fraction, the numerator of which is the number of months following the date of grant during which the NEO was employed by the Company and the denominator of which is 36, and (3) notwithstanding clause (2) of this paragraph, if Messrs. Sheffield and Dove are terminated by the Company without cause or they terminate their employment for good reason, all of the restricted shares subject to their awards will vest in full.

Stock Options

In general, the stock options vest on the third anniversary of the date of grant, subject to the NEO remaining employed with the Company continuously through the vesting date.  The options have a ten-year term with an exercise price equivalent to the closing price of the Company’s common stock on the date immediately prior to the date of grant.  The vesting of the stock options will accelerate in full upon a change in control.  In addition, if an NEO terminates employment prior to the vesting date, the following rules will apply: (1) if an NEO is terminated by the Company for cause or by the NEO without good reason, all of the stock options will be forfeited to the Company, (2) if an NEO is terminated due to death, disability, normal retirement (on or after attainment of age 60), by the Company without cause or by the NEO for good reason, a number of stock options will vest equal to the total number of stock options subject to the award multiplied by a fraction, the numerator of which is the number of months following the date of grant during which the NEO was employed by the Company and the denominator of which is 36, and (3) notwithstanding clause (2) of this paragraph, if Messrs. Sheffield and Dove are terminated by the Company without cause or they terminated their employment for good reason, all of the stock options subject to their awards will vest in full.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth, for each NEO, information regarding stock options, restricted stock and performance units that were held as of December 31, 2009, including awards that were granted prior to 2009:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (1) (#) Exercisable	Number of Securities Underlying Unexercised Options (2) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have not Vested (4) ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Scott D. Sheffield	20,000	0	$24.72	08/12/2010	34,997 (5)	$1,685,805	48,098 (8)	$2,316,881
	10,000	0	$25.58	08/19/2010	38,479 (6)	$1,853,533	151,148 (9)	$7,280,799
	20,000	0	$24.25	02/18/2011	120,919 (7)	$5,824,668
	10,000	0	$25.58	08/19/2011
	0	115,337	$15.62	02/18/2019
Richard P. Dealy	1,750	0	$25.58	08/19/2010	11,082 (5)	$533,820	15,804 (8)	$761,279
	3,500	0	$24.72	08/12/2010	12,643 (6)	$609,013	52,903 (9)	$2,548,338
	3,500	0	$24.25	02/18/2011	42,322 (7)	$2,038,651
	1,750	0	$25.58	08/19/2011
	0	40,368	$15.62	02/18/2019
Mark S. Berg	0	24,509	$15.62	02/18/2019	8,166 (5)	$393,356	10,650 (8)	$531,011
					8,520 (6)	$410,408	32,120 (9)	$1,547,220
					25,696 (7)	$1,237,776
Chris J. Cheatwood	6,666	0	$24.72	08/12/2010	8,166 (5)	$393,356	10,650 (8)	$531,011
	3,333	0	$25.58	08/19/2010	8,520 (6)	$410,408	33,238 (9)	$1,601,074
	6,666	0	$24.25	02/18/2011	26,590 (7)	$1,280,840
	3,333	0	$25.58	08/19/2011
	0	25,363	$15.62	02/18/2019
Timothy L. Dove	6,667	0	$24.25	02/18/2010	15,165 (5)	$730,498	26,798 (8)	$1,290,860
	6,666	0	$24.72	08/12/2010	21,438 (6)	$1,032,668	88,460 (9)	$4,261,118
	3,333	0	$25.58	08/19/2010	70,768 (7)	$3,408,895
	6,666	0	$24.25	02/18/2011
	3,333	0	$25.58	08/19/2011
	0	67,500	$15.62	02/18/2019
______________
(1)
The amounts reported in this column became fully vested and exercisable in prior years.  Under the terms of these fully vested stock option awards, the options vested ratably (and became exercisable) in three equal annual installments on the anniversary of each respective grant date.  The expiration date for each one-third vesting tranche is the fifth anniversary of the vesting date for that tranche.  Accordingly, for exercisable option awards reported in column (b), the option vesting dates that correspond to the option expiration dates reported in column (f)  are as follows:

Option Vesting Date	Option Expiration Date
2/18/2005	2/18/2010
8/12/2005	8/12/2010
8/19/2005	8/19/2010
2/18/2006	2/18/2011
8/19/2006	8/19/2011

(2)
This award of options vests in full on February 18, 2012, which is the third anniversary of the grant date.  The vesting of this award will accelerate in full upon a change in control.  In addition, the termination of the NEO's employment prior to the vesting date will affect the vesting of the award as described above in the section entitled "Narrative Disclosure for the 2009 Grants of Plan Based Awards Table."

(3)	Based on the closing price of $48.17 of the Company's common stock on December 31, 2009.
(4)	Represents the market value of the unvested and unearned performance units based on the price per share of the Company's common stock of $48.17, the closing market price on December 31, 2009.
(5)	This award of restricted stock vested in full on February 26, 2010, which is the third anniversary of the grant date.
(6)
This award of restricted stock vests in full on February 12, 2011, which is the third anniversary of the grant date.  The vesting of this award will accelerate in full upon a change in control.  In addition, the termination of the NEO's employment prior to the vesting date will affect the vesting of the award as described above in the section entitled " Narrative Disclosure for the 2009 Grants of Plan Based Awards Table."

(7)
This award of restricted stock vests in full on February 18, 2012, which is the third anniversary of the grant date.  The vesting of this award will accelerate in full upon a change in control.  In addition, the termination of the NEO's employment prior to the vesting date will affect the vesting of the award as described above in "Narrative Disclosure for the 2009 Grants of Plan Based Awards Table."

(8)
This award of performance units was made in 2008 and has a three-year performance period (January 2008 to December 2010).  The number of shares reported represents the number of performance units that would vest on December 31, 2010 (assuming that the NEO is continuously employed with the Company through that date) if the Company’s relative TSR resulted in a ranking of fifth out of the twelve peer companies, which would be slightly above “Target.” As of December 31, 2009, the Company’s relative TSR for this performance period would have resulted in a ranking of sixth place.  In the event of a change of control, the date of the change of control will be treated as the last day of the performance period, and the performance unit award will become fully vested, with the achievement of the performance objective being based on the Company’s actual performance as of such date.  In addition, the termination of the NEO's employment prior to the vesting date will affect the vesting of the award as described above in the section entitled "Narrative Disclosure for the 2009 Grants of Plan Based Awards Table."

(9)
This award of performance units was made in 2009 and has a three-year performance period (January 2009 to December 2011). The conditions for vesting of this award are described in "Narrative Disclosure for the 2009 Grants of Plan Based Awards Table." The number of shares reported represents the number of performance units that would vest on December 31, 2011(assuming that the NEO is continuously employed with the Company through that date) if the Company’s relative TSR resulted in a ranking of first out of the twelve peer companies, which would be the “Maximum.” As of December 31, 2009, the Company’s relative TSR for this performance period would have resulted in a ranking of first place.  In the event of a change of control, the date of the change of control will be treated as the last day of the performance period, and the performance unit award will become fully vested, with the achievement of the performance objective being based on the Company’s actual performance as of such date.  In addition, the termination of the NEO's employment prior to the vesting date will affect the vesting of the award as described above in the section entitled "Narrative Disclosure for the 2009 Grants of Plan Based Awards Table."

2009 OPTION EXERCISES AND STOCK VESTED

The following table sets forth, for each NEO, information about exercises of stock options, the lapse of restrictions on stock awards and the vesting of performance units during 2009:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)			Value Realized on Vesting ($) (e)
Scott D. Sheffield	156,000	$1,153,667	61,000 26,249	(3)	$ $	1,051,030 (2) 1,264,414 (3)
Richard P. Dealy	18,749	$187,725	13,100 8,313	(3)	$ $	225,713 (2) 400,437 (3)
Mark S. Berg	-	$-	12,000 6,125	(3)	$ $	206,760 (2) 295,041 (3)
Chris J. Cheatwood	11,000	$105,267	12,000 6,125	(3)	$ $	206,760 (2) 295,041 (3)
Timothy L. Dove	30,001	$328,862	24,100 11,375	(3)	$ $	415,243 (2) 547,934 (3)

____________

(1)	The value realized per share acquired is based on the difference between the closing price of the Company's common stock on the date of exercise and the exercise price of the options.
(2)
The value of restricted stock realized is based on the closing price of $17.23 of the Company's common stock on February 13, 2009 (the date immediately prior to vesting, as the market was closed on the vesting date of February 14, 2009).

(3)
These shares vested as of December 31, 2009, in respect of the performance unit awards granted in 2007, with the number of shares of stock subject to such awards determined on the basis of the Company’s achievement of performance objectives for the performance period beginning January 1, 2007 and ending on December 31, 2009.  The vested shares were issued to the NEOs in January 2010.  The value of performance units realized is based on the closing price of $48.17 of the Company's common stock on December 31, 2009, the date of vesting.

PENSION BENEFITS

The Company does not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for its NEOs.

2009 NON-QUALIFIED DEFERRED COMPENSATION

The Company's NEOs participate in a Company-sponsored defined contribution 401(k) retirement plan and a non-qualified deferred compensation plan.  The following table provides information about participation of each NEO in the Company's non-qualified deferred compensation plan:

Name (a)	Executive Contributions in Last FY (1) ($) (b)	Registrant Contributions in Last FY (2) ($) (c)	Aggregate Earnings in Last FY (3) ($) (d)	Aggregate Balance at Last FYE (4) ($) (f)
Scott D. Sheffield	$95,585	$95,585	$1,254,119	$2,778,760
Richard P. Dealy	$60,900	$40,600	$180,822	$939,784
Mark S. Berg	$34,000	$34,000	$82,115	$287,140
Chris Cheatwood	$56,400	$37,600	$216,547	$836,777
Timothy L. Dove	$53,100	$53,100	$225,285	$1,040,797
______________
(1)	The amounts reported in this column were deferred at the election of the NEO and are also included in the amounts reported in the Salary or Bonus column of the "Summary Compensation Table."
(2)	The amounts in this column are also included in the All Other Compensation column of the "Summary Compensation Table."
(3)
The amounts in this column represent aggregate earnings on the investments made in the non-qualified deferred compensation plan that accrued during 2009 on amounts of salary and/or bonus deferred at the election of the NEO and the contributions made by the Company for each NEO pursuant to the Company's non-qualified deferred compensation plan.   The following amounts of such earnings are also reported as above-market returns in the Change in Non-qualified Deferred Compensation Earnings column of the "Summary Compensation Table": Mr. Sheffield, $1,184,589; Mr. Dealy, $146,213; Mr. Berg, $72,766; Mr. Cheatwood, $188,265; and Mr. Dove, $188,098.  A substantial portion of Mr. Sheffield’s earnings is attributable to the appreciation in the value of the Company’s common stock during 2009.  As noted below, since the change in plan administrator for the plan, future contributions may no longer be invested in the Company’s stock.

(4)
The aggregate balance for each NEO reflects the cumulative value, as of December 31, 2009, of the contributions to the Company’s non-qualified deferred compensation plan made by that NEO and the Company for the NEO’s account, and any earnings on these amounts, since the NEO began participating in the plan.  The Company has previously reported the Company contributions, executive contributions and above-market returns (to the extent the NEO’s compensation was required to be reported) in its Summary Compensation Table since the 2006 fiscal year.  The total amount previously reported in the Summary Compensation Table for each of the NEOs was as follows: Mr. Sheffield, $675,096, Mr. Dealy, $319,191, Mr. Berg, $134,000, Mr. Cheatwood $233,992; and Mr. Dove, $376,687.

The non-qualified deferred compensation plan allows each participant to contribute up to 25 percent of base salary and 100 percent of annual incentive bonus payments.  In addition, the Company may provide a matching contribution of 100 percent of the participant's contribution up to the first ten percent of an executive officer's base salary.  The Company's matching contribution vests immediately.

The non-qualified deferred compensation plan permits each executive officer to make investment allocation choices for both the executive officer's contributions and the Company matching contributions made on the executive's behalf among the designated mutual funds offered as investment options under the non-qualified deferred compensation plan.  The Company retains the right to maintain these investment choices as hypothetical investments or to actually invest the plan account pursuant to the executive officer's investment choices.  To date, the Company has chosen to actually invest the funds in the investment options selected by the executive officers so that the investment returns are funded, but such funds remain assets subject to the claims of the Company's general creditors. If a participant fails to make an investment option, then amounts allocated to his or her account shall be deemed to be invested in the investments designated by the plan administrator from time to time; the default investment for the 2009 year was the Vanguard Target Retirement Fund that most closely matches the year in which the participant would retire.   An executive is permitted to change his or her investment choices at any time.  The following table lists the mutual fund investment options for the non-qualified deferred compensation plan in 2009 with the annual rate of return for each fund:

Investment Funds	Rate of Return (%)
Vanguard Prime Money Market	0.53
Vanguard Inflation-Protected Secs	10.80
Vanguard Interm-Term Treasury	(1.69)
PIMCO Total Return Admin	13.55
Vanguard Total Bond Market Index	5.93
Loomis Sayles Bond Instl	37.19
Templeton Global Bond A	18.86
Vanguard Wellington	22.20
Vanguard Target Retirement Income	14.28
Vanguard Target Retirement 2005	16.16
Vanguard Target Retirement 2010	19.32
Vanguard Target Retirement 2015	21.30
Vanguard Target Retirement 2020	23.10
Vanguard Target Retirement 2025	24.81
Vanguard Target Retirement 2030	26.72
Vanguard Target Retirement 2035	28.17
Vanguard Target Retirement 2040	28.32
Vanguard Target Retirement 2045	28.15
Vanguard Target Retirement 2050	28.31
Vanguard Windsor II	27.05
Vanguard 500 Index Investor	26.49
Vanguard Total Stock Market Index	28.70
Vanguard PRIMECAP	34.45
Artisan Mid Cap Value Investor	39.25
Royce Premier Service	32.78
Vanguard Extended Market Index	37.43
T. Rowe Price Mid-Cap Growth	45.46
Royce Total Return Instl	26.41
JPMorgan Small Cap Equity Select	32.11
Sentinel Small Company A	27.27
American Funds EuroPacific Growth R4	39.13
Vanguard Total International Stock Index	36.73
Columbia Acorn International Z	50.97
Oppenheimer Developing Markets Y	82.10
Jennison Natural Resources A	73.17
AIM Real Estate Inst	30.49

During 2009, the Company changed administrators for the non-qualified deferred compensation plan, which resulted in a change in, and the addition of, investment options, but also the elimination of a self-directed brokerage account as an option.

A participant's vested benefits may, at the option of the participant, be distributed in one cash lump sum payment, in five annual installments or in ten annual installments.  Participants elect to receive this account balance under the Executive Defined Compensation Plan either upon separation from service or the first day of the plan year following the participant’s separation from service.  Payments upon separation from service will be delayed six months in accordance with Section 409A of the Code in the event a participant is a “specified employee” for purposes of Section 409A.

A participant may be entitled to make a withdrawal prior to his or her termination of employment if the plan administrator determines that the participant has experienced an unforeseeable financial emergency, to the extent necessary to satisfy the participant's needs. An unforeseeable emergency is defined in the plan as a severe financial hardship to the participant that results from: (a) an illness or accident of the participant, the participant’s spouse, the participant’s beneficiary or the participant’s dependent, (b) a loss of the participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

In the event of a change in control, the entire amount credited to a participant under the non-qualified deferred compensation plan will be paid to the participant in a single lump sum cash payment.  The plan relies upon the definition of a “change in control” as it exists in the Company’s current Long Term Incentive Plan.

If a participate dies prior to the complete payment of his account, the entire amount remaining under the Executive Deferred Compensation Plan will be paid in a single lump sum cash payment to the participant’s beneficiary in the first calendar quarter following the participant’s death.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company is party to severance agreements and change in control agreements with its executive officers listed in the section entitled “Directors and Executive Officers”.  Salaries and annual incentive bonuses are set by the Compensation Committee independent of these agreements and the Compensation Committee can increase or decrease base salaries at its discretion.

The severance agreements provide for the following payments upon a termination of employment due to death, disability or a normal retirement: (1) any earned but unpaid salary, (2) all accrued or vested obligations due to the executive pursuant to the Company’s employee benefit plans at the time of the termination, including any compensation that had previously been deferred by the executive, and (3) a separation payment in the amount of the executive officer’s base salary.

The severance agreements also provide that, if the executive officer terminates employment for good reason or if an executive’s employment with the Company terminates other than for cause, death, disability or normal retirement, the Company must pay the executive officer a separation payment in addition to earned salary and vested benefits.  The separation payment is an amount equal to the sum of (1) one times the executive officer's base salary (three times base salary for Mr. Sheffield and 2.5 times base salary in the case of Mr. Dove), (2) 18 times the monthly executive officer's cost to continue coverage for himself and his eligible dependents under the Company's group medical plans (36 times the monthly cost in the case of  Mr. Sheffield and 30 times the monthly cost in the case of Mr. Dove), and (3) one-twelfth of the executive officer's base salary if the date of termination is less than 30 days following the notice of termination and the executive officer's employment is terminated by the Company.  In the case of Messrs. Sheffield and Dove, the severance agreements also provide for the immediate vesting of certain awards under the Company's 2006 Long-Term Incentive Plan.  The severance agreements terminate upon a change in control of the Company.

The change in control agreements provide that, if the executive officer terminates employment for good reason or if an executive officer's employment with the Company terminates other than for cause, death, disability or normal retirement, in either case in connection with or within two years following a change in control, the Company must pay the executive officer a separation payment and provide continued group medical coverage at a cost equivalent to a similarly situated active employee for approximately three years (in the case of Messrs. Sheffield and Dove, until the date the executive is eligible for full medical benefits under the provisions of Medicare), in addition to paying earned salary and vested benefits.  In addition, all the executive officer's awards under the Company's 2006 Long-Term Incentive Plan will fully vest.  The separation payment is an amount equal to the sum of (1) 2.99 times the sum of the executive officer's base salary and a defined target bonus determined in accordance with the terms of each agreement, (2) a pro-rated portion of the defined target bonus based on the days elapsed in that calendar year, and (3) one-twelfth of the executive officer's base salary if the date of termination is less than 30 days following the notice of termination and the executive officer's employment is terminated by the Company.  If the Company terminates an executive officer without cause following a potential change in control and if a change in control occurs within 12 months, the executive officer will be entitled upon the change in control to the payments that would have been made if the executive had continued as an executive officer until the change in control, as well as to a payment equal to the value of the executive officer's equity-based awards that did not vest when his or her employment was terminated.  If, after a change in control, an executive officer terminates employment because he is required to relocate more than 50 miles, but is not otherwise entitled to terminate employment for good reason, then the Company must pay the executive officer a reduced separation payment equal to his or her annualized base salary, in addition to earned salary and vested benefits, and provide continued coverage for one year under group medical benefit plans.  The change in control agreements also obligate the Company to make the executive officers whole (that is, provide a "gross-up") for excise taxes that may be imposed on payments under the change in control agreements by Section 4999 of the Internal Revenue Code. The change in control agreements continue for two years following a change in control that occurs during the term of the agreement.

The change in control agreements also provide for a payment equal to one times the executive officer's base salary in the event of his or her death, disability or normal retirement.

All payments, other than continued medical benefits, received under both the severance agreements and the change in control agreements are distributed as a lump sum.  Cash separation payments will be made following the executive officer’s execution of a general release in favor of the Company.   While the lump sum payments will be made within a ten day period following a termination of employment where possible, in the event that the individual is considered a “specified employee” pursuant to the regulations promulgated under Section 409A of the Code, certain payments or benefits may be delayed for a period of six months as required by the federal regulations in order to prevent an excise tax of 20 percent from being imposed on such payments.

Definitions. For purposes of the severance and change in control agreements, the terms set forth below generally have the meanings described below:

A "change in control" generally includes the occurrence of any of the following events or circumstances: (1) a person or group acquires securities of the Company that, together with any other securities held by such person, constitutes 40 percent or more of either (x) the then outstanding shares of the Company's common stock or (y) the combined voting power of the then outstanding voting securities of the Company, except for acquisitions directly from the Company and acquisitions by an employee benefit plan sponsored or maintained by the Company; (2) a majority of the members of the Board of Directors changes, other than new members elected or nominated by at least a majority of the then-current board, absent an election contest or similar proxy dispute; (3) the Company merges or engages in a similar transaction, or sells all or substantially all of its assets, unless the Company's stockholders prior to the transaction own more than half of the voting interest of the Company or the resulting entity (in substantially the same ratios) after the transaction, and neither of the events in items (1) and (2) above has occurred for the Company or the resulting entity; or (4) the Company's stockholders approve a complete liquidation or dissolution of the Company.  The change in control agreements also restrict the definition of a “change in control” to a change in control event for purposes of

Section 409A of the Code in the event that an executive officer would receive payments under the agreement due to a termination of employment following a “potential change in control” but prior to the occurrence of a “change in control.”

A "potential change in control" will be deemed to have occurred if (1) a person or group announces publicly an intention to effect a change in control, or commences an action that, if successful, could reasonably be expected to result in a change in control; (2) the Company enters into an agreement that would constitute a change in control; or (3) any other event occurs which the Board declares to be a potential change in control.

"Cause" generally means any of the following circumstances: (1) the officer's failure to substantially perform his or her duties, unless the failure is due to physical or mental incapacity, or to comply with a material written policy of the Company; (2) the officer's engaging in an act of gross misconduct that results in, or is intended to result in, material damage to the Company's business or reputation; (3) the officer's failure to cooperate in connection with an investigation or proceeding into the business practices or operations of the Company; or (4) the officer's conviction of a felony or a crime or misdemeanor involving moral turpitude or financial misconduct. In addition, in the severance agreements, "cause" includes a material violation by the officer of the provisions of the confidentiality and non-solicitation restrictions in the agreement.

A “disability” shall mean the employee’s physical or mental impairment or incapacity of such severity that, in the opinion of the Company’s chosen physician, the employee is unable to continue to perform his or her duties.  A “disability” will also be deemed to have occurred if the employee becomes entitled to long-term disability benefits under any of the Company’s employee benefit plans.

"Good reason," in the change in control agreements, generally means any of the following circumstances: (1) the assignment to the officer of duties materially inconsistent with his or her position as compared to his or her duties immediately prior to the potential change in control or change in control; (2) a reduction in the officer's base salary; or (3) the failure to provide the officer the opportunity to earn annual bonuses and long-term incentive compensation, and to participate in retirement, deferred compensation, medical and similar benefits, all in a manner consistent with the Company's then existing practices.

The definition of "good reason" in Mr. Sheffield's and Mr. Dove's severance agreements is substantially similar to the definition in the change in control agreement, except that, in Mr. Sheffield's agreement, "good reason" also includes the failure of the Company to nominate him for re-election to the Board of Directors, or any failure of the stockholders to re-elect him to the Board, unless due to his death, disability, termination for cause or voluntary resignation. In the severance agreements for officers other than Messrs. Sheffield and Dove, "good reason" generally means a demotion of the officer to an officer position junior to his then existing position, or to a non-officer position, or a reduction in base salary that is not a company-wide reduction and that is greater than 80 percent, or any reduction in base salary that is greater than 65 percent.

An executive will be considered eligible for “normal retirement” upon reaching the age of 60 years.

The following tables quantify the payments and benefits provided to the NEO's upon the events specified below.  The value of the accelerated vesting or settlement of equity awards is based on the closing price of $48.17 of the Company's common stock on December 31, 2009.

Scott D. Sheffield.  The following table shows, as of December 31, 2009, the estimated potential payments and benefits that would be received by Mr. Sheffield upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination	Termination Not for Cause	Termination for Cause	Termination for Good Reason	Normal Retirement	Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$9,364,007	$—	$9,364,007	$4,342,718	$4,342,718	$9,364,007
Performance Units (3)	$—	$9,597,632	$—	$9,597,632	$3,971,496	$3,971,496	$9,597,632
Stock options (2)	$—	$3,754,219	$—	$3,754,219	$1,042,870	$1,042,870	$3,754,219
Benefits & Perquisites:
Severance Payment	$—	$2,868,000	$—	$2,868,000	$956,000	$956,000	$5,611,233
Prorated Bonus Payment (4)	$—	$956,000	$—	$956,000	$956,000	$956,000	$920,667
Medical Benefit Continuation (5)	$—	$30,610	$—	$30,610	$—	$—	$159,009
280G Reimbursement	$—	$—	$—	$—	$—	$—	$3,137,371
Pay in lieu of 30-day Notice (6)	$—	$79,668	$—	$79,668	$—	$—	$79,668
Unused Vacation (7)	$—	$—	$—	$—	$—	$—	$—
Total	$—	$26,650,136	$—	$26,650,136	$11,269,084	$11,269,084	$32,623,806

______________
(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above.  Additionally, the benefits and payments quantified herein have been determined as of December 31, 2009, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in February 2010 of 34,997 shares of restricted stock and the grants of awards made in February 2010 under the Company’s Long Term Incentive Plan.

(2)
Unvested restricted stock and stock option awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated.  Unvested restricted stock and stock option awards also automatically vest upon a Termination Not for Cause or a Termination for Good Reason.  In the case of Normal Retirement, Death or Disability, vesting of the awards is accelerated pro rata to the end of the month of termination.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated.  Unvested performance unit awards also automatically vest with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason.  In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period.   Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability.  The number of shares underlying performance units is calculated based on the same rankings in footnotes (8) and (9) of the 2009 Outstanding Equity Awards at Fiscal Year End table.

(4)
Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion.  This table assumes the Compensation Committee chose to make the payments indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 36 months in the event of a termination not for cause or a termination for good reason.  In the event of a termination in connection with a change of control, the change in control agreements provide continued coverage until Mr. Sheffield is eligible to receive Medicare benefits; thus, the period of continued coverage is seven years and six months as of December 31, 2009.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
(7)	This amount equals the difference in value between the vacation time that was accrued and the vacation time that had been used during the year to the date of termination.

Richard P. Dealy.  The following table shows, as of December 31, 2009, the estimated potential payments and benefits that would be received by Mr. Dealy upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination	Termination Not for Cause	Termination for Cause	Termination for Good Reason	Normal Retirement	Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$1,442,595	$—	$1,442,595	$1,442,595	$1,442,595	$3,181,484
Performance Units (3)	$—	$1,357,009	$—	$1,357,009	$1,357,009	$1,357,009	$3,309,580
Stock options (2)	$—	$365,016	$—	$365,016	$365,016	$365,016	$1,313,978
Benefits & Perquisites:
Severance Payment	$—	$406,000	$—	$406,000	$406,000	$406,000	$2,168,647
Prorated Bonus Payment (4)	$—	$345,100	$—	$345,100	$345,100	$345,100	$319,300
Medical Benefit Continuation (5)	$—	$22,350	$—	$22,350	$—	$—	$38,631
280G Reimbursement	$—	$—	$—	$—	$—	$—	$1,282,743
Pay in lieu of 30-day Notice (6)	$—	$33,833	$—	$33,833	$—	$—	$33,833
Unused Vacation (7)	$4,294	$4,294	$4,294	$4,294	$4,294	$4,294	$4,294
Total	$4,294	$3,976,197	$4,294	$3,976,197	$3,920,014	$3,920,014	$11,652,490

______________
(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above.  Additionally, the benefits and payments quantified herein have been determined as of December 31, 2009, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in February 2010 of 11,082 shares of restricted stock and the grants of awards made in February 2010 under the Company’s Long Term Incentive Plan.

(2)
Unvested restricted stock and stock option awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated.  In the case of a Termination Not for Cause, a Termination for Good Reason, or Normal Retirement, Death or Disability, vesting of the awards is accelerated pro rata to the end of the month of termination.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated.  Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason.  In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period.   Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability.  The number of shares underlying performance units is calculated based on the same rankings in footnotes (8) and (9) of the 2009 Outstanding Equity Awards at Fiscal Year End table.

(4)
Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion.  This table assumes the Compensation Committee chose to make the payments indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements.  In the event of a termination in connection with a change of control, the change in control agreements provide continued coverage for a period of 36 months.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
(7)	This amount equals the difference in value between the vacation time that was accrued and the vacation time that had been used during the year to the date of termination.

Mark S. Berg.  The following table shows, as of December 31, 2009, the estimated potential payments and benefits that would be received by Mr. Berg upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination	Termination Not for Cause	Termination for Cause	Termination for Good Reason	Normal Retirement	Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$966,049	$—	$966,049	$966,049	$966,049	$2,041,541
Performance Units (3)	$—	$857,787	$—	$857,787	$857,787	$857,787	$2,060,231
Stock options (2)	$—	$221,633	$—	$221,633	$221,633	$221,633	$797,768
Benefits & Perquisites:
Severance Payment	$—	$376,000	$—	$376,000	$376,000	$376,000	$1,831,674
Prorated Bonus Payment (4)	$—	$244,400	$—	$244,400	$244,400	$244,400	$236,600
Medical Benefit Continuation (5)	$—	$22,350	$—	$22,350	$—	$—	$38,631
280G Reimbursement	$—	$—	$—	$—	$—	$—	$1,036,419
Pay in lieu of 30-day Notice (6)	$—	$31,333	$—	$31,333	$—	$—	$31,333
Unused Vacation (7)	$7,412	$7,412	$7,412	$7,412	$7,412	$7,412	$7,412
Total	$7,412	$2,726,964	$7,412	$2,726,964	$2,673,281	$2,673,281	$8,081,609

______________
(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above.  Additionally, the benefits and payments quantified herein have been determined as of December 31, 2009, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in February 2010 of 8,166 shares of restricted stock and the grants of awards made in February 2010 under the Company’s Long Term Incentive Plan.

(2)
Unvested restricted stock and stock option awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated.  In the case of a Termination Not for Cause, a Termination for Good Reason, or Normal Retirement, Death or Disability, vesting of the awards is accelerated pro rata to the end of the month of termination.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated.  Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason.  In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period.   Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability.  The number of shares underlying performance units is calculated based on the same rankings in footnotes (8) and (9) of the 2009 Outstanding Equity Awards at Fiscal Year End table.

(4)
Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion.  This table assumes the Compensation Committee chose to make the payments indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements.  In the event of a termination in connection with a change of control, the change in control agreements provide continued coverage for a period of 36 months.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
(7)	This amount equals the difference in value between the vacation time that was accrued and the vacation time that had been used during the year to the date of termination.

Chris Cheatwood.   The following table shows, as of December 31, 2009, the estimated potential payments and benefits that would be received by Mr. Cheatwood upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination	Termination Not for Cause	Termination for Cause	Termination for Good Reason	Normal Retirement	Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$978,044	$—	$978,044	$978,044	$978,044	$2,084,605
Performance Units (3)	$—	$875,731	$—	$875,731	$875,731	$875,731	$2,114,061
Stock options (2)	$—	$229,347	$—	$229,347	$229,347	$229,347	$825,566
Benefits & Perquisites:
Severance Payment	$—	$376,000	$—	$376,000	$376,000	$376,000	$1,831,674
Prorated Bonus Payment (4)	$—	$244,400	$—	$244,400	$244,400	$244,400	$236,600
Medical Benefit Continuation (5)	$—	$22,350	$—	$22,350	$—	$—	$37,911
280G Reimbursement	$—	$—	$—	$—	$—	$—	$—
Pay in lieu of 30-day Notice (6)	$—	$31,333	$—	$31,333	$—	$—	$31,333
Unused Vacation (7)	$—	$—	$—	$—	$—	$—	$—
Total	$—	$2,757,205	$—	$2,757,205	$2,703,522	$2,703,522	$7,161,750

______________
(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above.  Additionally, the benefits and payments quantified herein have been determined as of December 31, 2009, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in February 2010 of 8,166 shares of restricted stock and the grants of awards made in February 2010 under the Company’s Long Term Incentive Plan.

(2)
Unvested restricted stock and stock option awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated.  In the case of a Termination Not for Cause, a Termination for Good Reason, or Normal Retirement, Death or Disability, vesting of the awards is accelerated pro rata to the end of the month of termination.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated.  Unvested performance unit awards also automatically vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason.  In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period.   Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability.  The number of shares underlying performance units is calculated based on the same rankings in footnotes (8) and (9) of the 2009 Outstanding Equity Awards at Fiscal Year End table.

(4)
Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion.  This table assumes the Compensation Committee chose to make the payments indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 18 months in the event of a termination not for cause or a termination for good reason pursuant to the severance agreements.  In the event of a termination in connection with a change of control, the change in control agreements provide continued coverage for a period of 36 months.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
(7)	This amount equals the difference in value between the vacation time that was accrued and the vacation time that had been used during the year to the date of termination.

Timothy L. Dove.   The following table shows, as of December 31, 2009, the estimated potential payments and benefits that would be received by Mr. Dove upon the termination of his employment in each of the circumstances indicated in the table.

Benefits and Payments Upon Termination (1)	Voluntary Termination	Termination Not for Cause	Termination for Cause	Termination for Good Reason	Normal Retirement	Death/Disability	Change in Control Termination
Long-Term Incentive Compensation:
Restricted Stock (2)	$—	$5,172,061	$—	$5,172,061	$2,267,844	$2,267,844	$5,172,061
Performance Units (3)	$—	$5,551,954	$—	$5,551,954	$2,280,970	$2,280,970	$5,551,954
Stock options (2)	$—	$2,197,125	$—	$2,197,125	$610,313	$610,313	$2,197,125
Benefits & Perquisites:
Severance Payment	$—	$1,327,500	$—	$1,327,500	$531,000	$531,000	$2,958,605
Prorated Bonus Payment (4)	$—	$477,900	$—	$477,900	$477,900	$477,900	$458,500
Medical Benefit Continuation (5)	$—	$37,801	$—	$37,801	$—	$—	$492,187
280G Reimbursement	$—	$—	$—	$—	$—	$—	$2,009,238
Pay in lieu of 30-day Notice (6)	$—	$44,250	$—	$44,250	$—	$—	$44,250
Unused Vacation (7)	$5,106	$5,106	$5,106	$5,106	$5,106	$5,106	$5,106
Total	$5,106	$14,813,697	$5,106	$14,813,697	$6,173,133	$6,173,133	$18,889,026

______________
(1)
The benefits and payments quantified in the table do not contemplate the payments that the Company is obligated to make to the executive officer (i) if the Company terminates the executive officer without cause following a potential change in control or a change in control occurs within 12 months following the termination, or (ii) if the executive officer terminates employment following a change in control because he is required to relocate more than 50 miles, in both cases as described in the summary of the change in control agreements set forth above.  Additionally, the benefits and payments quantified herein have been determined as of December 31, 2009, and therefore do not contemplate the effect on the long-term incentive compensation and 280G reimbursement components resulting from the vesting in February 2010 of 15,165 shares of restricted stock and the grants of awards made in February 2010 under the Company’s Long Term Incentive Plan.

(2)
Unvested restricted stock and stock option awards automatically vest upon a change in control, regardless of whether employment is subsequently terminated.  Unvested restricted stock and stock option awards also automatically vest upon a Termination Not for Cause or a Termination for Good Reason.  In the case of Normal Retirement, Death or Disability, vesting of the award is accelerated pro rata to the end of the month of termination.

(3)
Unvested performance unit awards automatically vest upon a change in control with the award of shares subject to performance measured on the date of the change in control, regardless of whether employment is subsequently terminated.  Unvested performance unit awards also automatically vest with the award of shares subject to performance measured at the end of the three-year performance period upon a Termination Not for Cause or a Termination for Good Reason.  In the case of Normal Retirement, performance unit awards vest pro rata to the end of the month with the award of shares subject to performance measured at the end of the three-year performance period.   Performance unit awards vest pro rata to the end of the month with shares paid at target within 75 days following Death or Disability. The number of shares underlying performance units is calculated based on the same rankings in footnotes (8) and (9) of the 2009 Outstanding Equity Awards at Fiscal Year End table.

(4)
Other than in connection with a Change in Control Termination, payment of a bonus is subject to Compensation Committee discretion.  This table assumes the Compensation Committee chose to make the payments indicated.

(5)
These amounts equal the cost of continued medical coverage for a period of 30 months in the event of a termination not for cause or a termination for good reason.  In the event of a termination in connection with a change of control, the change in control agreements provide continued coverage until Mr. Dove is eligible to receive Medicare benefits; thus, the period of continued coverage is 12 months as of December 31, 2009.

(6)	This amount is payable only if employment is terminated by the Company and the date of termination is less than 30 days after the date of notice of termination.
(7)	This amount equals the difference in value between the vacation time that was accrued and the vacation time that had been used during the year to the date of termination.

COMPENSATION PROGRAMS AND RISK CONSIDERATIONS

The Company does not believe that its policies and practices of compensating its employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company considered the following:

•
As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Board of Directors of the Company has established substantial stock ownership guidelines for the Company’s directors and executive officers, as well as other officers of the Company and its subsidiaries.

•
With regard to the compensation of the Company’s executive officers, as discussed in the Compensation Discussion and Analysis section, although the Company’s compensation program is weighted toward pay-for-performance, the Company believes the following aspects mitigate against the taking of excessive risk:

•
The long-term incentive component of the program, which is intended to be the largest component of each executive officer’s overall compensation package, is divided into different types of awards, but all are weighted toward long-term achievement, with vesting periods of three years that are based on the value of the Company’s stock and not on any particular metric, which could encourage risk-taking.

•
Each executive officer’s annual cash bonus is based on a number of goals set for the Company as a whole, some of which counteract the potential for risk taking, such as goals for levels of indebtedness, and is ultimately a subjective judgment made by the Compensation Committee, which can consider risks facing the Company and market conditions at the time of the decision.

•
With regard to the Company’s overall compensation program, while the Company has organized itself into asset teams focused on the Company’s significant oil and gas assets, the Company’s compensation philosophy is focused on the Company’s performance as a whole, and any variations based on achievements within any one asset team or employee group consist of relatively small adjustments to salary and bonus. The Company does not compensate any division or group of its employees significantly differently than any other. In addition, substantially all of the Company’s employees receive grants of equity awards each year that vest over a period of three years in order to align their interests with the long-term performance of the Company.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

During 2009, no member of the Compensation Committee served as an executive officer of the Company. During 2009, there were no Compensation Committee interlocks with other companies.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee's purpose is to assist the Board of Directors in its oversight of the Company's internal controls, financial statements and the audit process.  The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent as required under the listing standards of the NYSE.

Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for auditing the Company's internal controls over financial reporting.  While the Audit Committee has the responsibilities and powers set forth in its charter and management and the independent auditors for the Company are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors.  The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight in Rule 3200T.  The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

Based on the reports and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to below and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.  The Audit Committee has also selected Ernst & Young LLP as the Company's independent auditors for 2010.

Although determined to be financially literate (as defined by the SEC rules), the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards or legal or regulatory matters.  Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.  Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact independent.

Audit Committee of
The Board of Directors

R. Hartwell Gardner, Chairman
Thomas D. Arthur, Member
Frank A. Risch, Member
Jim A. Watson, Member

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders.  The Company's Corporate Governance Guidelines cover the following principal subjects:

•	Role and functions of the Board of Directors and its Lead Director
•	Qualifications and independence of directors
•	Size of the Board of Directors and director selection process
•	Committee functions and independence of committee members
•	Meetings of non-employee directors
•	Self-evaluation
•	Ethics and conflicts of interest (a copy of the current "Code of Business Conduct and Ethics" is posted on the Company's website at www.pxd.com)
•	Reporting of concerns to non-employee directors or the Audit Committee
•	Compensation of the Board of Directors and stock ownership requirements
•	Succession planning and annual compensation review of senior management
•	Access to senior management and to independent advisors
•	New director orientation
•	Continuing education
•	Related person transactions

The "Corporate Governance Guidelines" are posted on the Company's website at www.pxd.com/governance.  The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Company's Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters.  The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

Mr. Sheffield was first elected Chief Executive Officer of the Company in August 1997 and Chairman of the Board of Directors of the Company in August 1999, and has been re-elected to those positions each year since 1999. Mr. Sheffield also served as the Chairman of the Board and Chief Executive Officer of Parker & Parsley, a predecessor of the Company, from October 1990 until the formation of the Company in August 1997.

The Board believes the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. As CEO, the Chairman is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to develop and implement business strategies.

To ensure a strong and independent board, all directors of the Company, other than Mr. Sheffield, are independent. In addition, the Company’s Corporate Governance Guidelines provide that if the Chairman is also the Chief Executive Officer, the Board will designate one of its members as the Lead Director to serve as the chair of the Nominating and Corporate Governance Committee and to provide, in conjunction with the Chairman and CEO, leadership and guidance to the Board.

Mr. Ramsey has served as Lead Director of the Board since November 2002.  In this capacity, Mr. Ramsey provides, in conjunction with the Chairman, leadership and guidance to the Board of Directors.  He also (i) serves as chairman of the executive sessions of the independent directors; (ii) in consultation with the Chairman and Secretary, establishes the agenda for each meeting of the Board, taking into account suggestions of other directors; and (iii) serves as the Board's contact for direct employee and stockholder communications with the Board of Directors. In addition, all directors are encouraged to suggest the inclusion of agenda items or revisions to meeting materials, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting. All of these principles are set forth in the Company’s Corporate Governance Guidelines.

Additionally, the Board regularly meets in executive session without the presence of the CEO or other members of management. The Lead Director presides at these meetings and provides the Board’s guidance and feedback to the Chairman and the Company’s management team.  Further, the Board has complete access to the Company’s management team.

Given the strong leadership of the Company’s Chairman and CEO, the effective counterbalancing role of the Lead Director and a Board comprised of strong and independent directors, the Board believes that, at the present time, the combined role of Chairman and CEO best serves the interests of the Company and its stockholders.

Director Independence

The Company's standards for determining director independence require the assessment of directors' independence each year.  A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.  As contemplated by the NYSE rules, the Board of Directors has also adopted categorical standards to assist in determining whether any material relationship with the Company or its management exists.  Directors who have any of the relationships outlined in the categorical standards are considered to have relationships that require the Board of Directors' review of the full facts and circumstances in order to determine whether the relationship impairs the independence of the director.  The categorical standards are as follows:

1.	the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;

2.	the director, or any member of the director's family, has not been employed by the Company in the last three years;
3.	the director, or any member of the director's family, has not been employed by, or affiliated with, the Company's auditor in the last three years;
4.	the director, or any member of the director's family, has not been part of an interlocking directorate in the last three years;
5.	the director, or any member of the director's family, has not received non-director fee compensation from the Company in the last three years;
6.
the director is not an executive officer or employee, and no member of the director's family is an executive officer, of a company that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or two percent of such other company's consolidated gross revenues in the last three years;

7.	the director does not own more than 4.9 percent of the Company's shares;
8.	the director does not serve on more than three other public company boards; and
9.	the director does not serve on the board of another oil and gas exploration and production company.

The Board of Directors has assessed the independence of each non-employee director and each nominee for director under the Company's categorical standards and the independence standards of the NYSE.  The Board of Directors affirmatively determined that all nine non-employee directors (Messrs. Arthur, Buchanan, Cates, Gardner, Lundquist, Reiman, Ramsey, Risch, and Watson) are independent.

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that each member of the Audit Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee.  Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director.

Financial Literacy of Audit Committee and Designation of Financial Experts

In April 2009 the Board of Directors evaluated the members of the Audit Committee for financial literacy and the attributes of a financial expert.  The Board of Directors determined that each of the Audit Committee members is financially literate and that two of the Audit Committee members (Messrs. Gardner and Risch) are audit committee financial experts as defined by the SEC.

Oversight of Risk Management

Except as discussed below, the Board as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks.  For example:

•
the Board oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy, and the oversight of the Company’s policy that limits the Company’s authority to enter into derivative commodity price instruments to a specified level of production, above which management must seek Board approval;

•
the Board has established specific dollar limits on the commitment authority of members of senior management and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions; and

•	the Board reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal controls risks, as well as other financial risks such as the credit risks associated with counterparty exposure.  Management and the Company’s external and internal auditors report regularly to the Audit Committee on those subjects. The Board does not consider its role in oversight of the Company’s risk management function to be relevant to its choice of leadership structure.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable.  All of the directors attended the 2009 Annual Meeting of Stockholders held on June 17, 2009, except for Mr. Gardner, who was unable to attend as a result of a conflict arising from the Company’s decision to postpone the meeting from its originally-scheduled date.

Procedure for Directly Contacting the Board of Directors and Whistleblower Policy

A means for interested parties to contact the Board of Directors (including the Lead Director) directly has been established and is published on the Company's website at www.pxd.com.  Matters for which this contact may be used include allegations about actions of the Company or its directors, officers or employees involving (i) questionable accounting, internal controls and auditing matters; (ii) materially misleading statements or omissions in SEC reports, press releases, or other public statements or other forms of wire, mail or securities fraud or (iii) dishonest or unethical conduct, conflicts of interest, violations of the Company's Code of Business Conduct and Ethics  or violation of laws.  All complaints and concerns will be received and processed by the Company's Corporate Secretary's Office.  Complaints relating to the Company's accounting, internal accounting controls or auditing matters will be referred to the Audit Committee of the Company's Board of Directors and other concerns will be referred to the Lead Director of the Company's Board of Directors.  Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in some other circumstances. The Company's policy is not to take any adverse action, and to not tolerate any retaliation against any person for asking questions or making good faith reports of possible violations of law, Company policy or the Code of Business Conduct and Ethics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 18, 2010, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each NEO of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group:

Name of Person or Identify of Group	Number of Shares	Percentage Of Class (a)

Southeastern Asset Management, Inc. (c)	22,671,675	19.6
Longleaf Partners Fund
O. Mason Hawkins
6410 Poplar Avenue, Suite 900
Memphis, Tennessee 38119

SPO Advisory Corp (d)	8,997,354	7.8
591 Redwood Highway, Suite 3215
Mill Valley, California 94941

BlackRock, Inc. (e)	8,754,827	7.6
40 East 52nd Street
New York, NY 10022

Neuberger Berman Group LLC (f)	6,204,563	5.4
605 Third Avenue
New York NY 10158

Scott D. Sheffield (g) (h) (i) (j) (l)	712,243	(b)

Richard P. Dealy (g) (h) (i) (l)	134,279	(b)

Mark S. Berg (h) (i) (f)	82,421	(b)

Chris J. Cheatwood (h) (i) (j) (k) (l)	99,588	(b)

Timothy L. Dove (g) (h) (i) (l)	244,233	(b)

Thomas D. Arthur (h)	6,901	(b)

Edison C. Buchanan (h)	29,529	(b)

Andrew F. Cates (h) (i) (k) (m)	12,228	(b)

R. Hartwell Gardner (h)	49,389	(b)

Andrew D. Lundquist (h)	18,046	(b)

Charles E. Ramsey, Jr. (h) (m)	26,691	(b)

Scott J. Reiman (h)	5,521	(b)

Frank A. Risch (h)	13,847	(b)

Jim A. Watson (h)	17,447	(b)

All directors and executive officers as a group (19 persons) (g) (h) (l) (n)	1,797,477	1.6
___________
(a)	Based on 115,788,270 shares of common stock outstanding.
(b)	Does not exceed one percent of class.

(c)
The Schedule 13D filed with the SEC on August 10, 2009, which is a joint statement on Schedule 13D filed by Southeastern, Longleaf Partners Fund and O. Mason Hawkins ("Hawkins"), states that the Schedule 13D is being filed by Southeastern as a registered investment adviser, and that all of the securities covered by the statement are owned legally by Southeastern's investment advisory clients and none are owned directly or indirectly by Southeastern.  The Schedule 13D further states that the statement is also being filed by Hawkins, the Chairman of the Board and CEO of Southeastern, in the event he could be deemed to be a controlling person of that firm as the result of his official positions with or ownership of its voting securities.  The existence of such control is expressly disclaimed.  Hawkins does not own directly or indirectly any securities covered by the Schedule 13D for his own account.

(d)	Based on a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 16, 2010.
(e)	Based on a Schedule 13G filed with the SEC on January 20, 2010.
(f)
Based on a Schedule 13G/A (Amendment No. 1)  filed with the SEC on February 17, 2010, which states that Neuberger Berman Group LLC may be deemed to be a beneficial owner of these securities because certain affiliated persons have shared power to retain or dispose of the securities of many unrelated clients, that Neuberger Berman Group LLC or its affiliated persons do not have any economic interest in the securities of those clients, and that clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities.

(g)
Includes the following number of shares subject to exercisable stock options: Mr. Sheffield, 30,000; Mr. Dealy, 5,250; Mr. Cheatwood, 9,999; Mr. Dove, 9,999; and all directors and executive officers as a group, 59,498.

(h)
Includes the following number of unvested restricted shares or restricted stock units: Mr. Sheffield, 204,554; Mr. Dealy, 67,280; Mr. Berg, 43,350; Mr. Cheatwood, 44,860; Mr. Dove, 117,452; Mr. Arthur, 5,038; Mr. Buchanan, 18,631; Mr. Cates, 4,969; Mr. Gardner, 7,721; Mr. Lundquist, 13,153; Mr. Ramsey, 4,417; Mr. Reiman, 4,693; Mr. Risch, 4,417; Mr. Watson, 4,417; and all directors and executive officers as a group, 723,102.

(i)
Includes the following number of shares held in each respective officer or director's 401(k) account: Mr. Sheffield, 22,133; Mr. Dealy, 312; Mr. Berg, 8,522; Mr. Cheatwood, 130; Mr. Dove, 352; and Mr. Cates, 382.

(j)	Includes the following number of shares held in each respective officer’s investment retirement account: Mr. Sheffield, 37,827; and Mr. Cheatwood, 2,000.
(k)	Includes the following number of shares held in the names of each respective officer or director's children: Mr. Cheatwood, 4,500 shares; and Mr. Cates, 764 shares.
(l)	Excludes the performance units that will vest if and to the extent predetermined performance targets are achieved assuming that performance targets are achieved.
(m)	Includes the following number of shares held in trusts for the benefit of family members: Mr. Cates, 190; and Mr. Ramsey, 22,274.
(n)
None of the non-employee directors of the Company beneficially owns any equity securities of any subsidiary of the Company, including Pioneer Southwest. The following table sets forth certain information regarding the beneficial ownership of common units of Pioneer Southwest as of March 18, 2010, by each NEO of the Company and all directors and executive officers as a group:

Name of Person or Identity of Group	Number of Units*

Scott D. Sheffield	12,000

Richard P. Dealy	20,000

Mark S. Berg	11,426

Chris J. Cheatwood	5,000

Timothy L. Dove	8,068

All directors and executive officers as a group (19 persons)	64,494
___________
* Does not exceed one percent of class.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership.  Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2009, except that, due to an administrative error by the Company, one Form 4 covering the vesting of performance units on December 31, 2009, was filed late on behalf of Jay P. Still, the Company’s Executive Vice President, Domestic Operations.

TRANSACTIONS WITH RELATED PERSONS

Employment of Tom Sheffield.  Tom Sheffield, the brother of Scott D. Sheffield, is employed at a subsidiary of the Company as the Vice President of the Rockies Asset Team.  For 2009, Tom Sheffield was paid $235,000 in base salary and $112,800 in bonus and other benefits and received equity compensation awards under the Company’s 2006 Long-Term Incentive Plan having a value for financial statement purposes of $260,000.  Scott D. Sheffield disclaims any interest in Tom Sheffield's compensation.

Bryan Sheffield and Well Operations Transaction.  On August 1, 2008, Bryan Sheffield, the son of Scott D. Sheffield, obtained from his maternal grandfather ownership of Parsley Energy Operations LLC, a company that operates 120 Spraberry field wells in which the Company holds an average 30 percent working interest.  For 2009, Parsley Energy received standard overhead and supervision fees for operating these wells in the amount of approximately $1,164,000 (with the Company's net share being $423,000).  Scott D. Sheffield disclaims any interest in any compensation paid to Bryan Sheffield from the operation of these wells.

Consulting Agreement. In June 2009, the Company entered into a consulting agreement with James R. Baroffio, a director of the Company until his resignation from the Board of Directors effective with the Company’s Annual Meeting of Stockholders in 2009. Pursuant to the consulting agreement, Dr. Baroffio agreed to act as geosciences technical advisor to the Board, meeting from time to time with the Company’s staff in the reserves, geosciences, business development and other leadership areas and reporting to the Board. The agreement provides for a monthly fee of $12,500 plus the reimbursement of expenses. The initial term of the engagement was for one year, continuing on a month-to-month basis unless terminated by either party upon one month’s notice.

Procedures for Review, Approval and Ratification of Related Person Transactions

The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company's Proxy Statement, and make a recommendation to the Board of Directors regarding the initial authorization or ratification of any such transaction.  In the event that the Board of Directors considers ratification of a related person transaction and determines not to so ratify, the Corporate Governance Guidelines provide that management will make all reasonable efforts to cancel or annul the transaction.  In February 2010, the Nominating and Corporate Governance Committee conducted its annual review of all such related person transactions.

The Corporate Governance Guidelines provide that in determining whether or not to recommend the initial approval or ratification of a related person transaction, the Nominating and Corporate Governance Committee should consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director's independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company's Code of Business Conduct and Ethics.

There were no transactions since the beginning of 2009 that were required to be reported in "Transactions with Related Persons" where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

ITEM TWO

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent auditors of the Company for 2010. Ernst & Young LLP has audited the Company's consolidated financial statements since 1998.  The 2009 audit of the Company's annual consolidated financial statements and effectiveness of internal control over financial reporting was completed on February 26, 2010.

The Board of Directors is submitting the selection of Ernst & Young LLP for ratification at the Annual Meeting.  The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance.  If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors.  The stockholders' ratification of the appointment of Ernst & Young LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit Fees.  The aggregate fees of Ernst & Young LLP for professional services rendered for the (i) audit of the Company's annual consolidated financial statements included in its Annual Report on Form 10-K, (ii) audit of the Company's internal control over financial reporting,  (iii) reviews of the Company's quarterly financial statements included in its Quarterly Reports on Form 10-Q, (iv) services rendered to the Company’s consolidated subsidiary, Pioneer Southwest, in connection with the audit of its annual consolidated financial statements and review of its quarterly financial statements and (v) services in connection with the Company's and Pioneer Southwest’s other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2009 and 2008, were $2,826,000 and $3,003,000, respectively.

Audit-Related Fees.  The aggregate fees of Ernst & Young LLP for audit-related services provided to the Company totaled $102,000 and $88,000 during each of the years ended December 31, 2009 and 2008, respectively.  Audit-related services comprised audits of the Company's 401(k) Plan and certain affiliated partnerships and subsidiaries, and related out-of-pocket expenses.

Tax Fees.  The aggregate fees of Ernst & Young LLP for tax services provided to the Company totaled $22,000 and $23,000 during the years ended December 31, 2009 and 2008, respectively. Tax services were primarily comprised tax return preparation and review services for expatriates and the Company's international subsidiaries and consultation on various tax issues.

All Other Fees. The aggregate fees of Ernst & Young LLP for other services provided to the Company during the years ended December 31, 2009 and 2008 totaled $8,000 and $6,000, respectively.  The other services comprised access to Ernst & Young LLP's on-line research services.

The Charter of the Company's Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of Ernst & Young LLP's audit, audit-related, tax and other services.  During 2009, the Audit Committee pre-approved 100 percent of the services described above under the captions "Audit Fees," "Audit-Related Fees," "Tax Fees" and "All Other Fees."

The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of Ernst & Young LLP as the auditors of the Company for 2010.

ITEM THREE — Stockholder Proposal

The United Brotherhood of Carpenters Pension Fund (the “Union”), 101 Constitution Avenue, N.W., Washington, D.C. 20001, which states that it is the beneficial owner of 1,810 shares of Pioneer Common Stock as of November 30, 2009, proposes to present the following resolution for adoption at the Annual Meeting. In accordance with applicable proxy regulations, the Company has included the following stockholder proposal and supporting documents submitted by the proponent.

Director Election Majority Vote Standard Proposal

Resolved:  That the shareholders of Pioneer Natural Resources Company (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s corporate governance documents (articles of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement:   In order to provide shareholders a meaningful role in director elections, the Company’s director election vote standard should be changed to a majority vote standard.  A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected.  The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards.  The Company presently uses a plurality vote standard in all director elections.  Under the plurality standard, a board nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard, a strong majority of the nation’s leading companies, including Intel, General Electric, Motorola, Hewlett Packard, Morgan Stanley, Home Depot, Gannett, Marathon Oil, and Pfizer, have adopted a majority vote standard in company bylaws or articles of incorporation.  Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election.  Other companies have responded only partially to the call for change by simply adopting post election director resignation policies that set procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes.  At the time of this proposal submission, the Company and its Board had not taken either action.

We believe that a post election director resignation policy without a majority vote standard in company governance documents is an inadequate reform.  The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard.  With a majority vote standard in place, the board can then take action to develop a post election procedure to address the status of directors that fail to win election. A majority vote standard combined with a post election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the board an important post election role in determining the continued status of an unelected director.  We urge the Board to take this important step of establishing a majority vote standard in the Company’s governance documents.

The Company’s Statement Regarding the Proposal

If a representative of the Union properly presents this proposal at the Annual Meeting, it will be submitted to a vote of the Company’s stockholders. The Company has not taken a position to support or oppose this proposal. The Company has closely monitored the ongoing corporate governance developments and debate concerning majority voting in the election of directors, including recent proposals in the U.S. Congress that would mandate majority voting in some yet-to-be determined form. In considering this proposal, including the statements put forth by the Union, the Company believes that stockholders should also consider the following:

This proposal may be premature. Legislation has been proposed in the United States Senate that would mandate majority voting, and the actions proposed by the Union could be superseded by law or regulation.

The Company constantly monitors developments in the area of corporate governance. The legal community, stockholder advocates, corporate governance experts, public companies and other groups continue to evaluate and debate the benefits, disadvantages and consequences of majority voting and whether some modified model of plurality voting might be preferable. In light of the on-going discussions and debate in this area, including the proposed legislation or other possible action by Congress or the SEC, this proposal may be premature, and if the Company were to act on it, its actions could be superseded by such legislation or regulations.

Implementation of the stockholder proposal could result in failed elections.

Like many other public companies, the Company uses the plurality voting standard to elect directors. Under that standard, the nominees who receive the most affirmative votes are elected to the Board.

The majority voting standard suggested by the Union creates the potential for “failed elections” in an uncontested election where a nominee does not receive a majority of the votes cast. A failed election would either result in the existing director continuing to serve as a holdover director or create a vacancy for the Board to fill.  It is possible that the Board could be faced with a potentially large number of vacancies at one time that could adversely affect the Company’s ability to comply with applicable NYSE or SEC requirements regarding qualified Audit and Compensation Committees, the number of independent directors and financial experts.

A further complication is the NYSE’s recently adopted broker non-vote rule, which prohibits a broker from voting a customer’s shares in a director election when the stockholder customer has provided no direction to the broker, thus reducing the total number of shares voted for directors. Given that this rule has only recently been adopted, it is difficult to predict the consequences on companies that have a majority vote standard for uncontested director elections.

Vote Required

Approval of this stockholder proposal requires the affirmative vote of a majority of the votes cast on the stockholder proposal in person or by proxy at the Annual Meeting. If stockholders return a validly executed proxy solicited by the Board, the shares represented by the proxy will be voted on this proposal in the manner specified by the stockholder. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares shall be counted as abstentions. Under Delaware law, abstentions will have the same effect as a vote against the proposal.

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Any stockholder of the Company who desires to submit a proposal for action at the 2011 Annual Meeting of Stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 2, 2010, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

Any stockholder of the Company who desires to submit a proposal for action at the 2011 annual meeting of stockholders, but does not wish to have such proposal (a "Non-Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received no later than February 15, 2011, unless the Company notifies the stockholders otherwise.  If a Non-Rule 14a-8 Proposal is not received by the Company on or before February 15, 2011, then the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal.

"Discretionary voting authority" is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company's proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate and recommend to the Board the Directors nominees for election at the annual meeting of stockholders, as well as for filling vacancies or additions on the Board of Directors that may occur between annual meetings.  The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a large global U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

The Nominating and Corporate Governance Committee endeavors to achieve for the Board of Directors an overall balance of diversity of perspectives, backgrounds and experiences. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, law, accounting, and investment analysis, among other areas. The Nominating and Corporate Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship, or any other legally protected status.

In identifying potential director candidates, the Nominating and Corporate Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Corporate Governance Committee from time to time will engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

The Nominating and Corporate Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2011 if that nomination is submitted in writing, not later than December 2, 2010, to the Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039.  With respect to each such nominee, the following information must be provided to the Company with the written nomination:

a)	the nominee's name, address and other personal information;

b)	the number of shares of each class and series of stock of the Company held by such nominee;

c)	the nominating stockholder's name, residential address and telephone number, business address and telephone number; and

d)	all other information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934.

Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a commitment by the nominee to meet personally with members of the Nominating and Corporate Governance Committee and the Board of Directors.

Stockholders desiring to propose action at the annual meeting of stockholders must also comply with Article Nine of the Amended and Restated Certificate of Incorporation of the Company.  Under Article Nine, a stockholder must submit to the Company, no later than 60 days before the annual meeting or ten days after the first public notice of the annual meeting is sent to stockholders, a written notice setting forth (i) the nature of the proposal with particularity, including the written text of the proposal, (ii) the stockholder's name, address and other personal information, (iii) any interest of the stockholder in the proposed business, (iv) the name of any persons nominated to be elected or reelected as a director by the stockholder and (v) with respect to each such nominee, the nominee's name, address and other personal information, the number of shares of each class and series of stock of the Company held by such nominee, all information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934, and a notarized letter containing such nominee's acceptance of the nomination, stating his or her intention to serve as a director, if elected, and consenting to be named as a nominee in any proxy statement relating to such election.  The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business not properly brought before the meeting.

Written requests for inclusion of any stockholder proposal should be addressed to Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039.  The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

Solicitation of Proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company.  The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses.  In addition, the Company has retained D.F. King & Co., Inc. to assist in solicitation for a fee estimated not to exceed $10,000.  The Company will bear all costs of solicitation.

STOCKHOLDER LIST

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Irving, Texas, a list of the stockholders entitled to vote at the Annual Meeting.  The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

ANNUAL REPORT AND OTHER INFORMATION

The Company's Annual Report to Stockholders for the year ended December 31, 2009, is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC, will be sent to any stockholder without charge upon written request.  One copy of the Notice, this Proxy Statement and our Annual Report on Form 10-K (the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages.  A copy of the Proxy Materials will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of the Proxy Materials was delivered.  If two or more stockholders with a shared address are currently receiving only one copy of the Proxy Materials, then the stockholders may request to receive multiple packages in the future, or if a stockholder is currently receiving multiple packages of the Proxy Materials, then the stockholder may request to receive a single copy in the future.  Such requests may be made by writing to Corporate Secretary, Pioneer Natural Resources Company, 5205 North O'Connor Boulevard, Suite 200, Irving, Texas 75039.  The Annual Report on Form 10-K is also available at the SEC's website in its EDGAR database at www.sec.gov.  The Proxy Materials are also available at www.cstproxy.com/pioneer/2010.

INTERNET AND PHONE VOTING

For shares of stock that are registered in your name, you may vote by internet or phone using procedures provided by the Company's transfer agent, Continental Stock Transfer & Trust Company ("Continental").  Votes submitted by internet or phone must be received by 5:00 p.m., Eastern Time, on Thursday, May 13, 2010.  The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.  Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company's transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted.  Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.

******

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors

Mark H. Kleinman
Secretary

Irving, Texas
April 1, 2010

VOTE BY INTERNET OR TELEPHONE
QUICK***EASY***IMMEDIATE

PIONEER NATURAL RESOURCES COMPANY

PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2010

TO VOTE BY INTERNET
www.continentalstock.com
Have this proxy card in hand when you access the above website.  At "ContinentaLink" on the right side, select "Proxy Voting Log In."  Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE
Call toll-free (in the U.S.)  1-866-894-0537.
Have this proxy card in hand when you call, and follow the instructions.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail.  Internet and phone votes must be received by 5:00 p.m., Eastern Time, on May 13, 2010.

If you vote by internet or phone, please do not return the card below.

TO VOTE BY MAIL
Mark, sign and date the proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
PROXY BY MAIL

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" THE PROPOSALS AS TO ITEMS 1 AND 2, AND WILL ABSTAIN AS TO ITEM 3. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2, AND MAKES NO RECOMMENDATION AS TO ITEM 3.      Please mark your votes like this [ X ]

ITEM 1 - ELECTION OF DIRECTORS	[ ]	FOR ALL	[ ]	WITHHELD FOR ALL

Nominees:  (1) Andrew D. Lundquist, (2) Charles E. Ramsey, Jr. and (3) Frank A. Risch

WITHHELD FOR: (List below each nominee for whom you do not wish to vote.)
_______________________________________________________________

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

[  ]         FOR                                 [  ]        AGAINST                                   [  ]         ABSTAIN

ITEM 3 - STOCKHOLDER PROPOSAL RELATING TO MAJORITY VOTING FOR DIRECTORS

[  ]         FOR                                 [  ]        AGAINST                                   [  ]         ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature _________________________ Signature ___________________________  Date ________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

If you have received a paper copy of the proxy materials, you may elect to receive future proxy materials by email.  Making this election will conserve both resources and the environmental impact of printing and mailing hard copies of proxy material, thus saving trees, energy used and solid waste.

If you choose to elect email delivery, please call Continental Stock Transfer at 1-888-509-5586 and provide your email address.

Access to Pioneer stockholder account information and other stockholder services are available on the internet!

Visit Continental Stock Transfer's website at
www.continentalstock.com
for their Internet Stockholder Service - ContinentaLink

Through this service, shareholders can change addresses, receive electronic forms and view account transaction history and dividend history.

To access this service, visit the website listed above.  At "ContinentaLink" on the right side of the home page, select "Shareholder Log In."  From there, you can either "View a Sample Account" or you can register (choose "First Time Visitor" then "New Member Sign-Up").  Guidance is provided on the website.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PIONEER NATURAL RESOURCES COMPANY

The undersigned hereby appoints Richard P. Dealy and Mark S. Berg, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Pioneer Natural Resources Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 14, 2010, and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)

VOTE BY INTERNET OR TELEPHONE
QUICK***EASY***IMMEDIATE

PIONEER NATURAL RESOURCES COMPANY

PROXY SOLICITED FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2010

TO VOTE BY INTERNET
www.continentalstock.com
Have this proxy card in hand when you access the above website.  At "ContinentaLink" on the right side, select "Proxy Voting Log In."  Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE
Call toll-free (in the U.S.)  1-866-894-0537.
Have this proxy card in hand when you call, and follow the instructions.

Your internet or phone vote works in the same manner as if you marked, signed and returned your proxy card by mail.

If you vote by internet or phone, please do not return the card below.

TO VOTE BY MAIL
Mark, sign and date the proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
PROXY BY MAIL

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" THE PROPOSALS AS TO ITEMS 1 AND 2, AND WILL ABSTAIN AS TO ITEM 3. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2, AND MAKES NO RECOMMENDATION AS TO ITEM 3.      Please mark your votes like this [ X ]

ITEM 1 - ELECTION OF DIRECTORS	[ ]	FOR ALL	[ ]	WITHHELD FOR ALL

Nominees:  (1) Andrew D. Lundquist, (2) Charles E. Ramsey, Jr. and (3) Frank A. Risch

WITHHELD FOR: (List below each nominee for whom you do not wish to vote.)
_______________________________________________________________

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

[  ]         FOR                                 [  ]        AGAINST                                   [  ]         ABSTAIN

ITEM 3 - STOCKHOLDER PROPOSAL RELATING TO MAJORITY VOTING FOR DIRECTORS

[  ]         FOR                                 [  ]        AGAINST                                   [  ]         ABSTAIN

IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

IF YOU WISH TO VOTE BY INTERNET OR PHONE, PLEASE READ THE INSTRUCTIONS ABOVE.

Signature _________________________ Signature ___________________________  Date ________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

The Annual Meeting of Stockholders will be held on May 14, 2010.  Your voting instruction must be received by 5:00 p.m. Eastern Time, on May 11, 2010 to allow Vanguard to vote according to your instruction.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PROXY

PIONEER NATURAL RESOURCES USA, INC. 401(k) PLAN

TO:  THE VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE FOR THE EMPLOYER MATCHING CONTRIBUTION (STOCK ACCOUNT) OF THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

In connection with the proxy materials I received relating to the Annual Meeting of Stockholders of Pioneer Natural Resources Company to be held on May 14, 2010, I direct you to execute a proxy with respect to all shares of common stock of Pioneer to which I have the right to give voting instructions under the 401(k) plan upon the matters set forth on the reverse side.  I understand you will hold these instructions strictly confidential.

(Continued, and to be marked, dated and signed, on the other side)